As filed with the Securities and Exchange Commission on October 16, 2002
Registration No. 333-90426

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PINNACLE ENTERTAINMENT, INC.
and Additional Subsidiary Guarantor Registrants
(See Table of Other Registrants Below)
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3667491
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

330 North Brand Boulevard, Suite 1100
Glendale, California 91203-2308
(818) 662-5900
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

John A. Godfrey, Esq.
Pinnacle Entertainment, Inc.
330 North Brand Boulevard, Suite 1100
Glendale, California 91203-2308
(818) 662-5900
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

COPY TO:

Alvin G. Segel, Esq.
Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, California 90067
(310) 277-1010

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:    From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Aggregate Offering Price(1)(2)	Amount of Registration Fee

Debt Securities(3)(4)

Preferred Stock(4)(5)

Depositary Shares(4)(6)

Common Stock, par value $0.10 per share(4)(7), as may be sold by us

Common Stock, par value $0.10 per share(8), as may be sold by the selling stockholder	2,322,699

Warrants to Purchase Common Stock(4)(9)

Guarantees of the Debt Securities(10)

TOTAL	$500,000,000	100%	$500,000,000	$46,000.00(11)

(1)
We or the selling stockholder, as applicable, will determine the proposed maximum offering price per unit from time to time in connection with issuances of securities registered hereunder. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Not applicable pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.
(3)
There is being registered hereunder an indeterminate principal amount of debt securities of our company as may be offered or sold from time to time by us. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000.

(4)	Includes such indeterminate amount of securities of our company as may be issued upon conversion of or exchange for, as the case may be, any other securities registered hereunder.
(5)	There is being registered hereunder an indeterminate number of shares of preferred stock as may be sold from time to time by us.
(6)	There is being registered hereunder an indeterminate number of depositary shares as may be sold from time to time by us.
(7)	There is being registered hereunder an indeterminate number of shares of our common stock as may be sold from time to time by us.
(8)	There is being registered hereunder 2,322,699 shares of our common stock as may be sold from time to time by the selling stockholder.
(9)	There is being registered hereunder an indeterminate number of warrants to purchase common stock as may be sold from time to time by us.
(10)	No separate consideration will be received for the Guarantees.
(11)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

OTHER REGISTRANTS*

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Belterra Resort Indiana, LLC	Nevada	93-1199012
Biloxi Casino Corp.	Mississippi	64-0814408
Boomtown, Inc.	Delaware	94-3044204
Boomtown Hotel & Casino, Inc.	Nevada	88-0101849
Casino Magic Corp.	Minnesota	64-0817483
Casino One Corporation	Mississippi	64-0814345
Crystal Park Hotel and Casino Development Company, LLC	California	95-4595453
HP/Compton, Inc.	California	95-4545471
Louisiana-I Gaming, a Louisiana Partnership in Commendam	Louisiana	72-1238179
Louisiana Gaming Enterprises, Inc.	Louisiana	72-1229201
Ogle Haus, LLC	Indiana	35-2084979
PNK (Bossier City), Inc.	Louisiana	64-0878110
PNK (Lake Charles), LLC	Louisiana	02-0614452
PNK Development 1, Inc.	Delaware	46-0486393
PNK Development 2, Inc.	Delaware	46-0486395
PNK Development 3, Inc.	Delaware	46-0486396
St. Louis Casino Corp.	Missouri	64-0836600

*	This list does not purport to be a complete list of all of the subsidiaries of Pinnacle Entertainment, Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 16, 2002

PROSPECTUS

PINNACLE ENTERTAINMENT, INC.

$500,000,000

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

WARRANTS TO PURCHASE COMMON STOCK

We may offer and sell, from time to time, in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of offering, with an aggregate initial offering price not exceeding $500,000,000:

•	debt securities, which may consist of debentures, notes or other types of debt;

•	shares of preferred stock;

•	shares of preferred stock represented by depositary shares;

•	shares of common stock; and

•	warrants to purchase common stock.

We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. WE URGE YOU TO READ CAREFULLY THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, WHICH WILL DESCRIBE THE SPECIFIC TERMS OF THE SECURITIES OFFERED, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

One of our stockholders also may offer and sell common stock under this prospectus. The aggregate offering price of securities covered by this prospectus includes any common stock sold by such stockholder.

One or more of our subsidiaries may guarantee our payment obligations under any series of debt securities offered by this prospectus and the related prospectus supplement. These subsidiaries are listed in this prospectus under the heading “Description of Debt Securities—Guarantee.”

Our common stock trades on the New York Stock Exchange under the symbol “PNK”. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating thereto will disclose the exchange or market on which such securities will be listed or quoted.

INVESTING IN THESE SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT UNDER THE HEADING “RISK FACTORS.”

None of the Securities and Exchange Commission, the Louisiana Gaming Control Board, the Indiana Gaming Commission, the Mississippi Gaming Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, or any state securities commission or other gaming authority, has passed upon the adequacy or accuracy of this prospectus or the investment merits of the securities offered hereby. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2002

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC’s shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we and the selling stockholder collectively may sell from time to time, in one or more offerings, any of the applicable securities described in this prospectus having a total initial offering price not exceeding $500,000,000.

In this prospectus “Pinnacle Entertainment,” “the company,” “we,” “us,” and “our” refer to Pinnacle Entertainment, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. We use market and industry data throughout this prospectus that we have obtained from market research, publicly available information and industry publications. These sources generally state that the information that they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and the preparers’ experience in the industry. Similarly, although we believe that the surveys and market research that others have performed are reliable, we have not independently verified this information. You should read this prospectus, the applicable prospectus supplement and the additional information described below under “Where You Can Find More Information” before making an investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the Internet, through a

i

database maintained by the SEC at http://www.sec.gov.

We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

The SEC allows us to incorporate by reference into this document the information we have filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information subsequently incorporated by reference.

We incorporate by reference the documents listed below:

1.  Our annual report on Form 10-K for the year ended December 31, 2001;

2.  Our first amendment to our annual report on Form 10-K for the year ended December 31, 2001 filed on April 30, 2002;

3.  Our second amendment to our annual report on Form 10-K for the year ended December 31, 2001 filed on October 8, 2002;

4.  Our quarterly report on Form 10-Q for the quarter ended March 31, 2002;

5.  Our first amendment to our quarterly report on Form 10-Q for the quarter ended March 31, 2002 filed on October 8, 2002;

6.  Our quarterly report on Form 10-Q for the quarter ended June 30, 2002;

7.  Our first amendment to our quarterly report on Form 10-Q for the quarter ended June 30, 2002 filed on October 8, 2002;

8.  Our current report on Form 8-K filed on April 11, 2002;

9.  Our current report on Form 8-K filed on May 3, 2002;

10.  Our current report on Form 8-K filed on May 30, 2002;

11.  Our current report on Form 8-K filed on June 19, 2002;

12.  Our current report on Form 8-K filed on August 7, 2002; and

13.  The description of our common stock contained in our registration statement on Form 8-A filed on August 10, 2001.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Pinnacle Entertainment, Inc.
Investor Relations
330 North Brand Boulevard
Suite 1100
Glendale, California 91203
(818) 662-5900

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) on or after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of such registration statement and (ii) on or after the date of this prospectus and prior to the termination of the offering made hereby. Such documents will become a part of this prospectus from the date that the documents are filed with the SEC.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, any prospectus supplement and any documents incorporated by reference may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements, which may include, without limitation, statements regarding our expansion plans, cash needs, cash reserves, liquidity, operating and capital expenses, financing options, expense reductions and earnings and other operating results, are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated by our management. Factors that may cause our actual performance to differ materially from that contemplated by such forward-looking statements include, among others:

•
any failure to comply with the conditions negotiated with the Louisiana Gaming Control Board for our casino development project in Lake Charles, Louisiana, and our ability to complete the project on time and on budget;

•
a failure to improve results at the Belterra Casino Resort and the effectiveness of management at the Belterra Casino Resort in containing costs without negatively affecting revenues, customer service or efforts to expand the number of customers visiting the property;

•
the effectiveness of the planned new hotel tower at the Belterra Casino Resort in enhancing Belterra’s status as a regional resort property and in increasing utilization of its casino and other facilities;

•	additional costs in connection with our settlement of the Indiana Gaming Commission investigation;

•
changes in gaming laws and regulations, including the expansion of casino gaming in states in which we operate (or in states bordering the states in which we operate), such as the expansion of Indian gaming in California and Louisiana and the introduction of casino gaming in Kentucky, Ohio or Arkansas;

•	the effectiveness of the planned capital improvements at our Bossier City casino in drawing additional customers to the property despite significant competition in the local market;

•	the effect of current and future weather conditions and other natural events affecting the key markets in which we operate;

•	the amount and effect of future impairment charges under Statement of Financial Accounting Standards No. 144 and Statement of Financial Accounting Standards No. 142;

•	any failure to obtain adequate financing to meet strategic goals, including financing for the Lake Charles project;

•	any failure to obtain or retain gaming licenses or regulatory approvals, or the limitation, conditioning, suspension or revocation of any existing gaming license;

•	risks associated with substantial indebtedness, leverage, debt service and liquidation;

•	loss or retirement of key executives;

•	risks related to pending litigation and the possibility of future litigation;

•	increased competition from casino operators who have more resources and have built or are building competitive casino properties;

•	increases in existing taxes or the imposition of new taxes on gaming revenues or gaming devices;

•	adverse changes in the public perception and acceptance of gaming and the gaming industry;

•	the impact of fuel and transportation costs on the willingness of customers to travel by automobile to our casino properties; and

•	other adverse changes in the gaming markets in which we operate.

In addition, these statements could be affected by general domestic and international economic and political conditions, including slowdowns in the economy, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in our industry. For a more detailed discussion of certain of these factors, see the section entitled “Risk Factors” on page 4 of this prospectus, “Risk Factors” in the applicable prospectus supplement and “Factors Affecting Future Operating Results” in our most recent Form 10-K/A and Form 10-Q/A (incorporated by reference in this prospectus) and similar sections in our future filings which are incorporated by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements. We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements.

PINNACLE ENTERTAINMENT, INC.

We are a diversified, multi-jurisdictional owner and operator of gaming entertainment facilities in growing gaming markets. We own and operate five properties in the United States, located in southeastern Indiana; Reno, Nevada; Bossier City and New Orleans, Louisiana; and Biloxi, Mississippi. We also own and operate two casinos in Argentina and we receive lease income from two card clubs and own 97 acres of vacant land in southern California. All of our properties primarily cater to customers who live within driving distance.

Our revenues in 2001 and the first six months of 2002 were $528.6 million and $257.5 million, respectively. Our cash flow from operating activities in 2001 and the first six months of 2002 was $36.1 million and $21.3, respectively. After certain asset impairment charges and other factors, we had a net loss in 2001 and the first six months of 2002 of $28.6 million and $65.4 million, respectively.

Properties

The following table summarizes certain features of each of our properties as of June 30, 2002:

Property	Type of Facility	Customer Feeder Market	Slot Machines (approx.)	Table Games (approx.)	Hotel Rooms
Boomtown New Orleans, LA	Dockside	Local	1,474	44	—
Casino Magic Biloxi, MS	Dockside	Regional	1,340	31	378
Boomtown Bossier City, LA	Dockside	Regional	1,135	36	188
Belterra-Vevay, IN	Dockside(3)	Regional	1,357	47	308
Boomtown Reno, NV	Land-based	Local/Regional	1,285	37	318
Casino Magic Argentina(1)	Land-based	Local	615	50	—
Card Clubs, Los Angeles, CA(2)	Land-based	Local	—	141	237

Property Total			7,206	386	1,429

(1)	Data presents the combined operations of the two facilities we operate in Argentina.
(2)	Data presents the combined operations of two card clubs in California that we lease to a third party operator.
(3)	Indiana law was changed effective July 1, 2002 to permit dockside gaming on terms that we believe are favorable to Belterra. Belterra began dockside operation on August 1, 2002.

Our principal properties include:

Boomtown New Orleans is a locals-oriented dockside riverboat casino. The property features an 88,000 square foot adjoining building with two restaurants, a deli, a 350-seat nightclub, 21,000 square feet of meeting space and an amusement center. The property opened in 1994 and was expanded and renovated within the past year. It is located on 54 acres in Harvey, Louisiana, across the Mississippi River and approximately ten miles from downtown New Orleans.

Casino Magic Biloxi is a regional resort built around a dockside casino. The property features a 378 guest-room hotel, four restaurants, 6,600 square feet of convention space and a health club. In 2001, the resort was awarded a four-diamond rating from AAA. The facility opened in 1993, was expanded in 1998 and is located on a 16 acres in Biloxi, Mississippi.

Boomtown Bossier City is a regional resort built around a dockside riverboat casino. We have recently substantially completed the major portion of the public areas of a $25 million renovation and expansion in Bossier City, including rebranding the facility from “Casino Magic” to “Boomtown.” The property opened in 1996 and is located on 23 acres in Bossier City, Louisiana, directly off, and highly visible from, Interstate 20, the major thoroughfare connecting Shreveport/Bossier City to Dallas/Fort Worth.

Belterra is a regional resort built around a dockside riverboat casino. It features a 15-story, 308 guest-room hotel, six restaurants, a 1,500 seat entertainment showroom, a spa and a Tom Fazio-designed 18-hole golf course. The property opened in October 2000 and is located on 315 acres along the Ohio River in southeastern Indiana, approximately 45 miles southwest of downtown Cincinnati, Ohio, and 70 miles northeast of Louisville, Kentucky. Indiana law was changed effective July 1, 2002 to permit dockside gaming on terms that we believe are favorable to Belterra. We converted our casino to dockside operation on August 1, 2002, the first day permitted by Indiana law. We intend to begin construction of a new $30 million, 300 guest-room hotel tower in early 2003 and to complete construction in 2004. We believe the new hotel tower will enhance Belterra’s status as a regional resort and will increase utilization of the resort’s casino and other facilities.

Boomtown Reno is a land-based casino. The property features 318 guest-rooms, four restaurants, two large gas stations, an RV park, a 25,000 square foot amusement center (including a motion simulator theater) and over 10,000 square feet of meeting space. The facility has been operating for over 30 years and is located on a portion of our 569 acres of land near Verdi, Nevada, directly off Interstate 80, the primary highway connecting northern California to northern Nevada and most of the rest of the United States.

Our Strategy and Competitive Strengths

Our strategy is to grow our revenues, cash flow and earnings through internal growth initiatives, including a disciplined capital expenditure program at our existing properties, and the strategic development or acquisition of gaming properties in attractive gaming markets.

We believe that the following key competitive strengths will contribute to the successful implementation of our strategy:

•	High Quality Properties in Attractive Locations

We own high quality casino properties in attractive locations. We are committed to maintaining the quality of our properties by offering up-to-date slot machine product, presenting fresh entertainment offerings and renovating and improving our facilities wherever necessary. Most of our properties have either opened or been extensively refurbished within the past four years.

•	Significant Near-Term Development Plans

We believe our new development in Lake Charles, the Belterra expansion and the Boomtown Bossier City renovation will provide substantial growth in revenues, cash flows and earnings.

•	Significant Opportunities to Further Develop Our Properties

Several of our properties occupy only a portion of their sites, allowing us ample opportunities to add casino capacity, guest-rooms and other facilities, as our markets grow and demand warrants.

•	Geographically Diversified Portfolio

We own and operate five U.S. properties, each in a distinct market. Our regional diversification reduces our dependence on any one market, while providing us with an opportunity to build a diversified base of gaming customers. This diversification will be enhanced upon the opening of our Lake Charles project. In the 12 months ended June 30, 2002, no one property accounted for more than one-third of our cash flow. We intend to broaden the diversification of our portfolio of properties through the continued pursuit of development opportunities and strategic acquisitions in attractive gaming markets.

•	Well-Positioned to Expand Into New Jurisdictions

Historically, some states have legalized gaming to reduce budget shortfalls. According to the National Association of State Budget Officers, as of June 11, 2002, there are currently an estimated 45 states with projected budget shortfalls for fiscal 2002. We believe we are well-positioned to enter into and successfully compete in any new market that may elect to introduce or expand gaming.

•	Experienced Management Team

Our executive and property-level management teams, led by Daniel R. Lee and Wade W. Hundley, have extensive industry experience and an established record of developing, acquiring, integrating and operating gaming facilities. Mr. Lee, formerly the Chief Financial Officer and Senior Vice President-Development of Mirage Resorts, became our Chief Executive Officer and Chairman of the Board on April 10, 2002. Mr. Hundley, formerly the Executive Vice President in the Office of the CEO, Harveys Casino Resorts, became our Executive Vice President and Chief Operating Officer in September 2001. Prior to being at Harveys, Mr. Hundley was a principal at Colony Capital, which then owned Harveys.

Background

We were incorporated in the State of Delaware in 1981 as the successor to a business that started in 1938. Our executive offices are located at 330 North Brand Boulevard, Suite 1100, Glendale, California 91203 and our telephone number is (818) 662-5900.

Our website address is www.pinnacle-entertainment-inc.com. Information contained in our website, including any links contained in our website, does not constitute part of this prospectus.

Belterra® and Casino Magic® are our registered servicemarks. Boomtown® is our registered servicemark. We have applied for servicemark registration for “Belterra Casino Resort” and its design. Each trademark, tradename or servicemark of any other company appearing in this prospectus belongs to its holder.

RISK FACTORS

Before making any decision to invest in our securities, you should carefully consider the following factors in addition to the other information contained in this prospectus and the applicable prospectus supplement and incorporated by reference in this prospectus and the applicable prospectus supplement. If any of the following risks actually occur, our business, financial condition and results of operations may suffer. As a result, you could lose part or all of your investment.

RISKS RELATED TO OUR BUSINESS

The gaming industry is very competitive and increased competition could adversely affect our profitability.

We face significant competition in all of our markets. This competition would intensify if new gaming operations enter our markets or existing competitors expand their operations. Several of our properties are located in jurisdictions that restrict gaming to certain areas and/or are adjacent to states that prohibit or restrict gaming operations. Economic difficulties faced by state governments could lead to intensified political pressures for the legalization of gaming. Further legalization of gaming could be an expansion opportunity for us or a significant threat to us, depending on where the legalization occurs and our ability to capitalize on it. The legalization or authorization of gaming within or near a market area of one of our properties could make it harder for us to attract customers and therefore adversely affect our business. In particular, our ability to attract customers would be significantly affected by legalization or expansion of gaming in Alabama, Arkansas, California, Kentucky, Ohio or Texas. In the past, legislation to legalize or expand gaming has been introduced in some of these jurisdictions. We expect similar proposals will be made in the future and we cannot assure you that such proposals will not be successful.

The entry of additional competitors into the jurisdictions in which our casinos operate could likewise harm our ability to attract customers, particularly if a competitor were to obtain a license to operate a gaming facility at a location superior to ours. In some instances, Native American gaming facilities operate under regulatory requirements and tax environments that are less stringent than those imposed on state-licensed casinos, which could provide them with a competitive advantage. Even in gaming markets where the maximum number of gaming licenses available has already been issued, we face the risk that existing casino licensees will expand their operations and the risk that Native American gaming, which generally is not subject to a limit on the number of licenses issued, will continue to grow. For example, in February 2002, the Governor of Louisiana signed a compact with a Native American tribe to allow for the development and operation of a land-based casino in the city of Vinton, Louisiana, which is 20 miles closer to Houston, Texas, the major market for casinos in Lake Charles, than our proposed Lake Charles project. Although that compact was disapproved by the U.S. Department of the Interior, it is possible that the Native American tribe or another competitor will eventually be able to open a gaming facility in a location superior to ours.

Many of our competitors are larger and have substantially greater name recognition, marketing resources and access to lower cost sources of financing. Moreover, consolidation of companies in the gaming industry could increase the concentration of large gaming companies in the markets in which we operate. This may result in our competitors having even greater resources, name recognition and licensing prospects than such competitors currently enjoy.

Furthermore, increases in the popularity of, and competition from, internet lotteries and other account wagering gaming services, which allow their customers to wager on a wide variety of sporting events and play Las Vegas-style casino games from home, could divert customers from our properties and thus adversely affect our business.

The competitive environment facing each of our key properties is discussed in greater detail under the caption “Description of Business—Competition” in the Annual Report on Form 10-K for the year ended December 31, 2001 incorporated by reference in this prospectus

Many factors, some of which are beyond our control, could prevent us from completing our construction and development projects as planned.

General Construction Risks—Delays and Cost Overruns.    Construction and expansion projects for our properties entail significant risks which could cause construction delays and cost overruns. These risks include:

•	shortages of materials, including slot machines or other gaming equipment;

•	shortages of skilled labor or work stoppages;

•	unforeseen construction scheduling, engineering, environmental, geological or archaeological problems;

•	weather interference, floods, fires or other casualty losses; and

•	unanticipated cost increases.

Our anticipated costs and construction periods for construction projects are based upon budgets, conceptual design documents and construction schedule estimates prepared by us in consultation with our architects, consultants and contractors. The cost of any construction project undertaken by us may vary significantly from initial expectations. We may have a limited amount of capital resources to fund cost overruns on any project. If we cannot finance cost overruns on a timely basis, the completion of one or more projects may be delayed until adequate cash flow from operations or other financing is available. The completion date of any of our construction projects could also differ significantly from initial expectations for construction-related or other reasons. We cannot assure you that any project will be completed on time, if at all, or within established budgets. Significant delays or cost overruns on our construction projects could significantly reduce our return on our investment in these projects and adversely affect our earnings and financial resources.

Our estimated costs of $325 million and $30 million, respectively, for completing the Lake Charles project and the expansion of the Belterra Resort Casino are based solely on estimates prepared by us. Due to typical construction uncertainties associated with any project or changes in the design or concepts of such projects, we cannot assure you that our construction costs at Lake Charles and Belterra will not be higher than the estimated cost of completion.

Construction Dependent Upon Available Bank Financing.    The availability of funds under our credit facilities will be, at any time, dependent upon satisfaction of various financial and operational covenants customary for credit facilities of this type. Our ability to satisfy these covenants will be subject to financial, economic, business, competitive, regulatory and other factors, many of which are beyond our control. Accordingly, we cannot assure you that in the future we will be able to access borrowings under our credit facilities sufficient to allow us to undertake or complete current or future construction projects.

Construction at our existing properties could disrupt our operations.

There are additional risks and uncertainties associated with undertaking construction on properties with ongoing operations. For example, the renovation of our Boomtown Bossier City casino has, and the expansion of the Belterra Resort Casino could, disrupt business at, and lessen the appeal of, these properties during the construction phase, and thus deter customers from visiting those locations. Facility disruption during expansions and remodels could impair profitability at these properties. In the future, we are likely to undertake other construction projects at these and other properties.

We could lose our right to pursue the Lake Charles project if we fail to meet the conditions imposed by Louisiana Gaming Regulators.

In October 2001, we were selected by the Louisiana Gaming Control Board to receive the fifteenth and final gaming license to be issued by the Board. Issuance of the license is subject to a number of remaining conditions, including, but not limited to, submitting the Lake Charles project’s architectural plans for approval by the Louisiana Gaming Control Board, building a facility consistent with presentations made to the Louisiana Gaming Control Board, meeting various construction milestone dates and satisfying the financing requirements to complete the project. We submitted architectural plans for the project in August 2002 which incorporated a particular riverboat design concept. At its August 2002 meeting, the Louisiana Gaming Control Board did not approve that concept and gave us until October 21, 2002 to submit a revised riverboat design and architectural plans for its construction. At its September 2002 meeting, the Louisiana Gaming Control Board approved our revised riverboat design, subject to our timely submission of architectural plans by October 21, 2002. In the event that we do not submit architectural plans by October 21, 2002 or in the event that the Louisiana Gaming Control Board does not approve the architectural plans that we submit, the Louisiana Gaming Control Board may opt to retract its selection of Pinnacle for the fifteenth license.

The Lake Charles financing requirements include setting aside $22.5 million in a refundable account, which we satisfied in April 2002, and demonstrating sufficient financial resources for the full project once construction commences in early 2003. We intend to meet each of the conditions for our Lake Charles project, including securing an extension, expansion and modification of our existing bank credit facilities in order to provide for the necessary capital resources. In the event we are not successful in securing such modifications of our existing credit facilities under terms and conditions acceptable to us, we will need to secure an alternative source of financing. There are no assurances that we will do so, or will be able to meet the other conditions for our Lake Charles project, in which event we would not be licensed to operate a casino in Lake Charles, Louisiana. See “Government Regulation and Gaming Issues.”

Development of the Lake Charles project, expansion of our Belterra Resort Casino and other capital intensive projects could strain our financial resources and might not provide for a sufficient return.

Our Lake Charles project is expected to be completed in 2004 at a cost of $325 million. The new 300 guest-room hotel tower for our Belterra Casino Resort is also expected to be completed in 2004, at a cost of $30 million. The capital required for these projects is significant and such capital requirements may exhaust all of our currently available cash and borrowing resources. We cannot assure you that there will be sufficient capital for our other present and future business activities.

In addition, we cannot assure you that, once completed, the revenues generated from our new developments will be sufficient to pay their expenses or, even if revenues are sufficient to pay expenses, that the projects will yield an adequate return on our significant investments. Our projects may take significantly longer than we expect to generate returns, if any. For example, despite the fact that our Belterra Casino Resort earned positive cash flow of $6.5 million in the first six months of 2002, it generated a net loss in excess of $24.0 million from its opening in October 2000 through December 31, 2001. Our total capital expenditures and other pre-opening costs incurred to build and open the property were approximately $223 million.

Although we believe the new hotel tower will enhance the Belterra Casino Resort’s stature as a regional resort and will increase utilization of the resort’s casino and other facilities, we cannot assure you that the resort will provide net profits or maintain positive cash flow or that the additional capital investments we are making to construct the new hotel tower will yield an adequate return.

We operate in a highly taxed industry, and may be subject to higher taxes in the future.

In virtually all gaming jurisdictions, state and local governments raise considerable revenues from taxes based on casino revenues. In certain jurisdictions, we pay taxes and fees based on the number of customers that attend casinos and the number of slot machines that we operate. We also pay property taxes, sales taxes, payroll taxes, franchise taxes and income taxes. Taxes in certain states, including Indiana and Louisiana, where there are a limited number of casino licenses, tend to be higher than in other states. We cannot assure you that the relationship between the number of licenses in a given market and the applicable tax rates will not be changed to our detriment.

Our profitability depends on generating enough revenues to pay gaming taxes and other largely variable expenses, such as payroll, as well as largely fixed expenses, such as our property taxes, utilities and interest expense on fixed rate debt. From time to time, state and local governments have increased gaming taxes and such increases can significantly impact the profitability of gaming operations. For example, the Illinois legislature, where we do not currently conduct operations, recently increased gaming tax rates significantly. We cannot assure you that other legislatures will not enact similar tax legislation.

From time to time, certain legislators have proposed the imposition of a federal tax on gross gaming revenues. Such a tax would reduce our profitability.

For a more detailed description of the tax and regulatory environments affecting us, see “Government Regulation and Gaming Issues” in this prospectus.

Our industry is highly regulated, which makes us dependent on obtaining and maintaining gaming licenses and subjects us to potentially significant fines and penalties.

The ownership and operation of gaming facilities are subject to extensive state and local regulation. The states and localities in which we and our subsidiaries conduct gaming operations require us to hold various licenses, findings of suitability, registrations, permits and approvals. The various regulatory authorities, including the Indiana Gaming Commission, the Louisiana Gaming Control Board, the Mississippi Gaming Commission, the Nevada State Gaming Control Board and the Nevada Gaming Commission, may, among other things, limit, condition, suspend, revoke or fail to renew a license or approval to own any of our gaming subsidiaries for any cause deemed reasonable by such licensing authorities. Substantial fines or forfeitures of assets for violations of gaming laws or regulations may be levied against us, our subsidiaries and the persons involved.

To date, we have obtained all governmental licenses, findings of suitability, registrations, permits and approvals necessary for the operation of our gaming facilities. However, we cannot assure you that we will be able to obtain any new licenses, findings of suitability, registrations, permits and approvals that may be required in the future or that existing ones will be renewed or will not be suspended or revoked. Any expansion of our gaming operations in our existing jurisdictions or into new jurisdictions will require various additional licenses, findings of suitability, registrations, permits and approvals of the gaming authorities. The approval process can be time consuming and costly and has no assurance of success. See “Government Regulation and Gaming Issues.”

On April 11, 2002, we announced that the Indiana Commission had begun an investigation into our regulatory compliance at Belterra Casino Resort. The investigation was initiated as a result of allegations of harassment in a lawsuit filed by two former employees of Belterra Casino Resort. On August 5, 2002, we announced that we had executed a settlement with the Indiana Commission in connection with the matter. At the Indiana Commission meeting held July 29, 2002, we agreed, among other things, to pay a fine of $2.26 million, suspend gaming operations at Belterra Casino Resort for a three-day period beginning at 6:00 p.m. on October 6 to 12:01 p.m. on October 9, 2002, build a new 300 guest-room tower at the property within two years and establish a new compliance committee of our board of directors. If we fail to fully comply with the terms of the settlement, the Indiana Gaming Commission could take further disciplinary action against us.

Potential changes in the regulatory environment could harm our business.

From time to time, legislators and special interest groups have proposed legislation that would expand, restrict or prevent gaming operations in the jurisdictions in which we operate. In addition, from time to time, certain anti-gaming groups propose referenda that, if adopted, could limit our ability to continue to operate in those jurisdictions in which such referenda are adopted. Any expansion of gaming could significantly increase competition for our properties. Any new restriction on or prohibition of our gaming operations could force us to curtail operations and incur significant losses.

For example, in recent years, certain anti-gaming groups proposed for adoption through the initiative and referendum process certain amendments to the Mississippi Constitution which would prohibit gaming in the state. The proposals were declared illegal by the Mississippi courts on constitutional and procedural grounds. The latest ruling was appealed to the Mississippi Supreme Court, which affirmed the decision of the lower court. If another such proposal were to be offered and if a sufficient number of signatures were to be gathered to place a legal initiative on the ballot, it is possible for the voters of Mississippi to consider such a proposal in November 2003. While we are unable to predict whether such an initiative will appear on a ballot or the likelihood of such an initiative being approved by the voters, if such an initiative were passed and gaming were prohibited in Mississippi, we would need to close our Mississippi gaming operations and it would have a significant adverse effect on us.

The concentration and evolution of the slot machine manufacturing industry poses a significant risk to us.

A majority of our revenues are attributable to slot machines operated by us at our casinos. It is important, for competitive reasons, that we offer the most popular slot machine games to our customers.

It is our belief that a substantial majority of the slot machines sold in the U.S. in 2001 were manufactured by a few companies. In addition, it is our belief that one company in particular provided over a majority of all slot machines sold in the U.S. in 2001.

In recent years, the prices of new slot machines have escalated faster than inflation. Furthermore, in recent years, slot machine manufacturers have frequently refused to sell slot machines featuring the most popular games, instead requiring participating lease arrangements in order to acquire the machines. Generally, a participating lease is substantially more expensive than the cost to purchase a new machine.

For competitive reasons, we may be forced to purchase new slot machines or enter into participating lease arrangements that are more expensive than continuing to operate our existing slot machines. If the newer slot machines do not result in sufficient incremental revenues to offset the increased investment and participating lease costs, it could hurt our profitability.

Because we are highly leveraged, future cash flows may not be sufficient to meet our obligations and we might have difficulty obtaining additional financing.

We have a substantial amount of consolidated debt in relation to our stockholders’ equity. As of June 30, 2002, we had $495.0 million of debt, including $350.0 million of unsecured 9.25% senior subordinated notes due February 2007 and $125.0 million of unsecured 9.50% senior subordinated notes due August 2007. During the six months ended June 30, 2002, cash paid for interest on our debt was $23.2 million, including $22.1 million related to the 9.25% and 9.50% senior subordinated notes, and in 2001, cash paid for interest on our debt was $45.7 million, including $44.2 million related to the 9.25% and 9.50% senior subordinated notes. While we currently believe that we have sufficient cash and cash-generating resources to meet our debt service obligations during the next year, we cannot assure you that in the future we will generate sufficient cash flow from operations or through asset sales to meet our long-term debt service obligations. Our substantial debt and related debt service obligations could have important adverse consequences to us, such as:

•	limiting our ability to obtain additional financing;

•	requiring a substantial portion of our cash flow to be used for payments on the debt and related interest;

•	reducing our ability to use cash flow to fund working capital, capital expenditures and general corporate requirements;

•	limiting our ability to respond to changing business and economic conditions and to withstand competitive pressures, which may affect our financial condition;

•	incurring higher interest expense in the event of increases in interest rates on our borrowings which have variable interest rates;

•	heightening our vulnerability to downturns in our business or in the general economy and restricting us from making improvements or acquisitions, or exploring business opportunities;

•	limiting our ability to dispose of assets or pay cash dividends; and

•	restricting our activities compared to those of competitors with less debt or greater resources.

In addition, we will have the right to incur additional indebtedness, subject to the limitations imposed by the covenants in our credit facilities and the indentures governing our 9.25% and 9.50% senior subordinated notes. If our existing and contemplated levels of indebtedness are further increased, the related risks will increase correspondingly.

If we fail to generate sufficient cash flow from future operations to meet our debt service obligations, we may need to seek refinancing of all or a portion of our indebtedness or obtain additional financing in order to meet our obligations with respect to our indebtedness. We cannot assure you that we will be able to refinance any of our indebtedness or obtain additional financing on satisfactory terms or at all, particularly because of our anticipated high levels of debt and the debt incurrence restrictions imposed by the agreements governing our debt.

We may pursue strategic acquisitions that could have an adverse impact on our business if unsuccessful.

We may from time to time acquire or invest in complementary companies, either on our own or through joint ventures. From time to time, we may evaluate acquisition opportunities that could increase our profitability or provide us with additional industry expertise. These acquisitions, if any, may result in difficulties for us in assimilating acquired operations. This could result in the diversion of our financial resources and our management’s attention from other business issues and opportunities. For instance, the integration of acquired companies may result in problems related to the integration of management teams. We may not be able to successfully integrate operations or personnel that we may acquire in the future. Any failure to successfully integrate a future acquisition could significantly reduce the financial returns from that acquisition and significantly harm our earnings and cash flow. In addition, any acquisitions may not be successful in achieving our desired strategic objectives, which would also cause our business to suffer. Acquisitions also may present other risks, such as exposing our company to potential unknown liabilities associated with acquired businesses.

Adverse weather conditions, natural disasters and highway construction in the areas in which we operate could have a material adverse effect on our results of operations and financial condition.

Adverse weather conditions, particularly hurricanes, flooding, heavy snowfall and other extreme weather conditions, natural disasters or highway construction can deter our customers from traveling or make it difficult for them to frequent our properties. If any of our properties were to experience prolonged adverse weather conditions or prolonged disruption due to natural disasters or highway construction, or if several of our properties were to simultaneously experience such events, our results of operations and financial condition could be materially adversely affected.

Loss of land-based, riverboat or dockside facilities from service would adversely affect our operations.

Our riverboat and dockside gaming facilities in Indiana, Louisiana and Mississippi, as well as any additional riverboat casino properties that might be developed or acquired, are subject to risks in addition to those associated with land-based casinos, including loss of service due to casualty, mechanical failure, extended or extraordinary maintenance, flood, hurricane, snow and ice storms or other severe weather conditions. There are additional risks associated with the movement of vessels on waterways, including risks of casualty due to river turbulence, collisions with other vessels and severe weather conditions.

In September 1998, a hurricane struck the Gulf Coast region, and Casino Magic Biloxi, Boomtown New Orleans and some of our competitors were forced to shut down operations for approximately one week. If any of our casinos, be it riverboat, dockside or land-based, cease operations for any material period of time, it could adversely affect our results of operations.

The loss of management and other key personnel could significantly harm our business.

Our ability to maintain our competitive position is dependent to a large degree on the efforts and skills of our senior management team, including Daniel R. Lee, our Chairman of the Board and Chief Executive Officer. Although we have entered into employment agreements with Mr. Lee and certain of our senior managers, we cannot guarantee that these individuals will remain with us. If we lose the services of any members of our management team or other key personnel, our business may be significantly impaired. We cannot assure you that we will be able to retain our existing senior management personnel or attract additional qualified senior management personnel.

In addition, our officers, directors and key employees also are required to file applications with the gaming authorities in each of the jurisdictions in which we operate and are required to be licensed or found suitable by these gaming authorities. If the gaming authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. Furthermore, the gaming authorities may require us to terminate the employment of any person who refuses to file appropriate applications. Either result could significantly impair our gaming operations. Mr. Lee has filed applications with the requisite gaming authorities and they are pending. We cannot assure you that the licenses will be granted or that Mr. Lee will be found suitable by these gaming authorities.

We experience significant quarterly and annual fluctuations in operating results.

We experience significant fluctuations in our quarterly and annual operating results due to seasonality and other factors. Historically, the summer months are our strongest period and we have generated a substantial majority of the income from operations before non-recurring items in the quarters ending June 30 and September 30. Conversely, the winter months are our slowest period. The gaming industry historically has experienced a general slowdown in the fourth quarter of the calendar year with revenues typically declining during this period.

We are subject to litigation which, if adversely determined, could cause us to incur substantial losses.

We are, from time to time, during the normal course of operating our businesses, subject to various litigation claims and legal disputes. Among such litigation claims are the lawsuits described in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 incorporated by reference in this prospectus. Some of the litigation claims may not be covered under our insurance policies or our insurance carriers may seek to deny coverage. As a result, we might be required to incur significant legal fees, which may have a material adverse impact on our financial position. In addition, because we cannot predict the outcome of any action, it is possible that, as a result of current and/or future litigation, we will be subject to adverse judgments or settlements that could significantly reduce our earnings or result in losses.

We face environmental and archaeological regulation of our real estate.

Our business is subject to a variety of federal, state and local governmental regulations relating to the use, storage, discharge, emission and disposal of hazardous materials. We believe that we are presently in material compliance with applicable environmental laws. However, failure to comply with such laws could result in the imposition of severe penalties or restrictions on our operations by government agencies or courts of law. We currently do not have environmental impairment liability insurance, and a material fine or penalty or a severe restriction would adversely affect our business.

In addition, the locations of our developments may coincide with sites containing archaeologically significant artifacts, such as Native American remains and artifacts. Federal, state and local governmental regulations relating to the protection of such sites may require us to modify, delay or cancel construction projects at significant cost to us.

Terrorism and the uncertainty of war, as well as other factors affecting discretionary consumer spending, may harm our operating results.

The strength and profitability of our business depends on consumer demand for hotel casino resorts and gaming in general and for the type of amenities we offer. Changes in consumer preferences or discretionary consumer spending could harm our business. The terrorist attacks of September 11, 2001, and ongoing terrorist and war activities in the United States and elsewhere have had a negative impact on travel and leisure expenditures, including lodging, gaming (in some jurisdictions) and tourism. We cannot predict the extent to which the events of September 11 may continue to affect us, directly or indirectly, in the future. An extended period of reduced discretionary spending and/or disruptions or declines in airline travel and business conventions could significantly harm our operations.

In addition to fears of war and future acts of terrorism, other factors affecting discretionary consumer spending, including general or regional economic conditions, disposable consumer income, fears of recession and consumer confidence in the economy, may negatively impact our business. Negative changes in factors affecting discretionary spending could reduce customer demand for the products and services we offer, thus imposing practical limits on pricing and harming our operations.

Also, the terrorist attacks of September 11 have substantially affected the availability, scope of coverage and cost of insurance for certain types of damages or occurrences. We cannot assure you that we will be able to obtain any insurance coverage with respect to occurrences of terrorist acts and any losses that could result from these acts. This could expose us to heavy losses in the event that any damages occur, directly or indirectly, as a result of terrorist attacks and have a significant negative impact on our operations.

We operate in Argentina.

Our operations in Argentina accounted for approximately 17% of the operating income of our combining properties, before corporate expenses and non-recurring charges, in 2001 and approximately 2% of our consolidated assets at December 31, 2001. Argentina has experienced substantial political and economic turmoil over the last year. The value of the Argentine peso has declined from $1.00 on December 31, 2001 to $0.27 as of June 30, 2002. Laws have been enacted that converted dollar-denominated bank accounts owned by us in Argentina to peso-denominated accounts and, simultaneously with that, the government devalued the peso. New laws have also restricted our ability to transfer funds out of Argentina. These events have adversely affected our operations in Argentina and will probably continue to do so.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED STOCK DIVIDEND

The following table sets forth the unaudited consolidated ratio of earnings to fixed charges and the unaudited consolidated ratio of earnings to combined fixed charges and preferred dividend requirements for the periods shown:

	Year Ended December 31,					Six Months Ended June 30,
	1997	1998	1999	2000	2001	2001	2002
Ratio of earnings to fixed charges (1)	2.74x	1.73x	2.20x	2.94x	—	—	—
Ratio of earnings to combined fixed charges and preferred stock dividend (2)	2.31x	1.73x	2.20x	2.94x	—	—	—

(1)
In computing the ratio of earnings to fixed charges: (i) earnings were calculated from income from continuing operations, before income taxes and fixed charges, and excluding capitalized interest; and (ii) fixed charges were computed from interest expense, amortization of debt issuance costs, capitalized interest, and the estimated interest included in rental expense. Earnings were insufficient to cover fixed charges by $51 million for the year ended December 31, 2001 and $12.1 million and $12.6 million for the six months ended June 30, 2001 and 2002, respectively.

(2)
The ratio of earnings to combined fixed charges and preferred dividend is computed in the same manner as described in the footnote immediately above for the preferred dividend paid in 1997. Earnings were insufficient to cover combined fixed charges and preferred dividend by $51 million for the year ended December 31, 2001 and $12.1 million and $12.6 million for the six months ended June 30, 2001 and 2002, respectively.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including, but not limited to, repayment or refinancing of borrowings, working capital, capital expenditures, investments, acquisitions and the repurchase of our common stock. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement relating to such offering.

We will not receive any proceeds from the sale of common stock by the selling stockholder.

DESCRIPTION OF DEBT SECURITIES

The following provides a general description of the terms of the debt securities that we may issue. The particular terms of any debt securities we may offer and the extent, if any, to which the general provisions set forth below may be modified or not apply will be described in the prospectus supplement relating to those debt securities.

The debt securities will be issued under one or more indentures, each dated as of a date on or before the issuance of the debt securities to which it relates and in the form filed as an exhibit to the registration statement of which this prospectus is a part, subject to any amendments or supplements as we may adopt from time to time. Each indenture will be entered into between us, as obligor, a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, and any of our subsidiaries which guarantee our obligations under the indenture. You should read the indenture because it will control your rights as a holder of debt securities. The terms of the indenture will also be governed by the Trust Indenture Act.

General

The debt securities will be our direct obligations, which will be unsecured, rank subordinate to our credit facilities and any other existing or future senior debt, and may rank subordinate to or equally with our other subordinated indebtedness, including, as of June 30, 2002, $350.0 million principal amount of our unsecured 9.25% notes due February 2007 and $125.0 million principal amount of our unsecured 9.50% notes due August 2007. Under the indenture, unsecured subordinated debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution from our board of directors or as established in one or more indentures supplemental to the indenture. All debt securities of one series do not need to be issued at the same time. Additionally, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

Terms of the Debt Securities

You should refer to the prospectus supplement for some or all of the following terms of each series of the debt securities offered by such supplement:

•	the designation, aggregate principal amount and authorized denominations of the series;

•
the issue price as a percentage of the principal amount at which the series will be issued and, if other than the principal amount of such series, the portion of the principal amount of such series payable upon declaration of acceleration of the maturity or upon redemption of such series and the rate or rates at which original issue discount will accrue;

•	the date or dates on which the series will mature;

•	the rate or rates per annum, if any, at which the series will bear interest;

•	whether the debt securities of the series will accrete in principal amount prior to accruing cash interest, or otherwise be issued with original issue discount;

•	the times from which any interest will accrue, be payable and the record dates pertaining to such payment;

•	the place or places where the principal and interest, if any, on the series will be payable;

•	any redemption or other special terms;

•	the covenants applicable to the debt securities which are in addition to, modify or delete those described in the indenture;

•	the events of default relating to the debt securities which are in addition to, modify or delete those described in the indenture;

•	whether the debt securities will be issued in certificated or book-entry form, and the denominations of such debt securities;

•	if applicable, the terms of any right to convert debt securities into shares of, or exchange debt securities for, our common stock or other securities or property;

•
provisions, if any, for the defeasance or discharge of certain of our obligations with respect to such debt securities, which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing), the provisions of the indenture;

•
the manner in which the amounts of payment of principal of, premium, if any, or any interest on such debt securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies other than that in which such debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	a discussion of any material and/or special United States federal income tax considerations applicable to such debt securities;

•	any depositaries, trustees, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities other than those originally appointed;

•	whether such debt securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

•	the terms, if any, on which such debt securities will be subordinate to other debt;

•	any listing or intended listing of the debt securities on a securities exchange;

•	the provisions, if any, relating to any guarantees of the debt securities; and

•	any other terms of the debt securities, which will not be inconsistent with the provisions of the indenture.

Our debt securities may be sold at a discount below their principal amount. Even if our debt securities are not issued at a discount below their principal amount, these securities may, for United States federal income tax purposes, be deemed to have been issued with original issue discount because of certain interest payment or other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement. In addition, special United States federal tax considerations or other restrictions or terms applicable to any debt securities offered exclusively to foreigners or denominated in a currency other than United States dollars will also be set forth in the prospectus supplement, if applicable.

Information About the Trustee

Under our indenture, there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under our indenture may resign at any time or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. If two or more persons are acting as trustees with respect to different series of debt securities, each trust shall be separate and apart from the trust administered by any other trustee. Except as indicated in any prospectus supplement, any action to be taken by the trustee may be taken only with respect to the one or more series of debt securities for which it is trustee under the indenture.

Merger, Consolidation or Sale of Assets

Our indenture does not allow us to consolidate or merge with or into, or sell, assign, convey, transfer or lease our properties and assets, substantially in their entirety, as computed on a consolidated basis, to another corporation, person or entity unless:

•
either we are the surviving person, in the case of a merger or consolidation, or the successor or transferee is a corporation organized under the laws of the United States, or any state thereof or the District of Columbia and the successor or transferee corporation expressly assumes, by supplemental indenture, all of our obligations under the debt securities and the indenture; and

•	no default or event of default exists immediately after such transaction.

Denominations

Unless we specify in the prospectus supplement, the debt securities of any series will be issuable only as debt securities in denominations of $1,000, and integral multiples of $1,000, and will be payable only in U.S. dollars. The indenture also provides that debt securities of a series may be issuable in global form. See “Global Securities” below.

Registration and Transfer

If you surrender for transfer your registered debt securities at the office or agency we maintain for such purpose, we will deliver, in the name you have designated as transferee, one or more new debt securities of the same series of like aggregate principal amount in such denominations as are authorized for debt securities of such series and of a like maturity and with like terms and conditions. You will not incur a service charge for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

We will not be required to:

•
register, transfer or exchange debt securities of any series during a period beginning with the opening of business 15 days before the day of the transmission of a notice of redemption of debt securities of such series selected for redemption, and ending at the close of business on the day of the transmission; or

•	register, transfer or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Events of Default

Unless we inform you otherwise in the prospectus supplement, events of default means any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of principal of or premium, if any, on any debt security of that series when due;

•	if applicable, default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•
default in the performance, or breach, of any covenants or warranties in the indenture if the default continues uncured for a period of 120 days after written notice to us by the applicable trustee or to us and the applicable trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

If an event of default for any series of debt securities, which are at that time outstanding, occurs and continues, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us, and to the applicable trustee if given by the holders, declare to be due and payable immediately the principal, or, if the debt securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of that series and premium, if any, of all debt securities of that series.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and premium, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion set forth below under “Modification and Waiver.”

You should refer to our prospectus supplement with regard to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence and continuation of an event of default.

The indenture provides that the trustee is not obligated to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless such holder shall have previously given to the applicable trustee written notice of a continuing event of default with respect to debt securities of that series and the holders of at least 25% in principal amount of the outstanding debt securities of that series shall have made written request, and offered reasonable indemnity, to such trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of any such payment.

We are required by the indenture, within 120 days after the end of each fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee with respect to any series of debt securities may withhold notice to the holders of debt securities of such series of any default or event of default (except a default in payment on any debt securities of such series) with respect to debt securities of such series if and so long as a committee of its trust officers, in good faith, determines that withholding such notice is in the interest of the holders of debt securities of such series.

Modification and Waiver

We and the applicable trustee, at any time and from time to time, may modify the indenture without prior notice to or consent of any holder of any series of debt securities for any of the following purposes:

•	to permit a successor corporation to assume our covenants and obligations under the indenture and in such series of debt securities in accordance with the terms of the indenture;

•
to add to our covenants for the benefit of the holders of any series of debt securities (and if the covenants are to be for the benefit of less than all series, we shall state that the covenants are expressly being included solely for the benefit of the applicable series);

•	to surrender any of our rights or powers conferred in the indenture;

•
to add any additional events of default (and if the events of default are to be applicable to less than all series, we shall state that the events of default are expressly being included solely for the benefit of the applicable series);

•
to add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision and as to which the modification would apply;

•
to secure a series of debt securities or to provide that our obligations under a series of debt securities or the indenture will be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

•
to supplement any of the provisions of the indenture to the extent needed to permit or facilitate the defeasance and discharge of a series of debt securities in a manner that will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities issued under the indenture in any material respect;

•	to establish the form or terms of debt securities as permitted by the indenture;

•
to provide for the acceptance of appointment by a successor trustee regarding one or more series of debt securities and to add to or change any of the provisions of the indenture as is necessary to provide for the administration of the trusts by more than one trustee;

•	to comply with the requirements of the Securities and Exchange Commission in connection with qualification of the indenture under the Trust Indenture Act;

•	to cure any ambiguity;

•	to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture;

•	to eliminate any conflict between the terms of the indenture and the debt securities and the Trust Indenture Act; or

•
to make any other provisions with respect to matters or questions arising under the indenture which will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect in any material respect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

We may also modify the indenture for any other purpose if we receive the written consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such modification voting separately. However, we may not, without the consent of the holder of each outstanding debt security of each series affected:

•
change the stated maturity or reduce the principal amount or the rate of interest, or extend the time for payment of interest of any debt security or any premium payable upon the redemption of any debt security, or change the stated maturity of, or reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity of a discount security or impair the right to institute suit for the enforcement of any payment on or after the due date thereof (including, in the case of redemption, on or after the redemption date), or alter any redemption provisions in a manner adverse to the holders of such series of debt securities;

•
reduce the percentage in principal amount of the outstanding debt securities of a series where the consent of the holder is required for any such amendment, supplemental indenture or waiver which is provided for in the indenture;

•	if applicable, adversely affect the right of a holder to convert any debt security;

•
modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security which would be affected; or

•	modify any provision described in the prospectus supplement as requiring the consent of each affected holder of debt securities.

A modification that changes or eliminates any covenant or other provision of the indenture with respect to one or more particular series of debt securities, or that modifies the rights of the holders of debt securities of a series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of such series waive any default and its consequences under the indenture, except (1) a continuing default in the payment of interest on, premium, if any, or the principal of, any such debt security held by a nonconsenting holder or (2) a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Defeasance of Debt Securities or Certain Covenants in Certain Circumstances

Defeasance and Discharge.    The indenture provides that we may be discharged from any and all obligations under any debt securities other than:

•	certain obligations to pay additional amounts, if any, upon the occurrence of certain tax, assessment or governmental charge events regarding payments on debt securities;

•	to register the transfer of debt securities;

•	to permit temporary debt securities to be exchanged for definitive debt securities;

•	to replace stolen, lost or mutilated debt securities; or

•	to maintain paying agencies and to hold money for payment in trust.

We may only defease and discharge all of our obligations under the debt securities of any series if:

•
we irrevocably deposit with the trustee, in trust, the amount, as certified by an officers’ certificate, of money and/or U.S. government obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will be sufficient to pay and discharge each installment of principal and premium, if any and any interest on, and any mandatory sinking fund payments in respect of, the debt securities of such series on the dates such payments are due; and

•
we deliver to the trustee an opinion of counsel or a ruling from the United States Internal Revenue Service, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge.

Defeasance of Certain Covenants.    Upon compliance with certain conditions, we may omit to comply with certain restrictive covenants contained in the indenture or in the applicable prospectus supplement or any other restrictive covenant relating to any series of debt securities provided for in a board resolution or supplemental indenture which by its terms may be defeased pursuant to the terms of such series of debt securities. Any omission to comply with such covenants shall not constitute a default or event of default with respect to any such debt securities. In that event, you would lose the protection of these covenants, but would gain the protection of having money and/or U.S. government obligations set aside in trust to repay the series of debt securities. We may only defease any covenants if, among other requirements:

•
we irrevocably deposit with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in respect to such obligations, in accordance with their terms, will provide money in an amount, as certified by an officers’ certificate, sufficient to pay principal, premium, if any, and any interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the dates such payments are due; and

•
we deliver to the trustee an opinion of counsel or a ruling from the United States Internal Revenue Service to the effect that the holders of the debt securities of such series will not recognize income, gain or loss, for United States federal income tax purposes, as a result of the covenant defeasance.

Limited Liability of Certain Persons

The indenture provides that none of our past, present or future stockholders, incorporators, employees, officers or directors, or of any successor corporation or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such stockholder, incorporator, employee, officer or director.

Mandatory Disposition Pursuant to Gaming Laws

The indenture provides that each holder and beneficial owner, by accepting any of the debt securities subject thereto, shall be deemed to have agreed that if the gaming authority of any jurisdiction of which we or any of our subsidiaries conducts or proposes to conduct gaming, requires that a person who is a holder or the beneficial owner of the debt securities be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is found unsuitable, we shall have the right, at our option:

•
to require such person to dispose of its debt securities or beneficial interest therein within 30 days of receipt of notice of our election or such earlier date as may be requested or prescribed by such gaming authority; or

•
to redeem such debt securities at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable gaming authority or such lesser amount as may be required by applicable law or by order of any gaming authority.

We shall notify the trustee in writing of any such redemption as soon as practicable. We shall not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or a finding of suitability.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities or property will be set forth in the applicable prospectus supplement. Such terms will include the conversion price (or manner of its calculation), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities.

Guarantee

Under our indenture, one or more of our subsidiaries may be a guarantor and may “guarantee” the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of our obligations under the debt securities of any series and the indenture. The liability of the guarantors will be independent of and not in consideration of or contingent upon our liability or any other party obligated under the debt securities or the indenture. A separate action or actions may be brought or prosecuted against us or any other party obligated under the debt securities or the indenture whether or not we or any other party obligated under the debt securities or the indenture are joined in any such action or actions. However, any guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the guarantor without rendering the guarantee, as it relates to such guarantor, original issue discountable under Section 548 of the Federal Bankruptcy Code or any applicable provision of comparable state law. Each guarantee will be a continuing guarantee and will remain in full force and effect until payment in full of all of the guaranteed obligations.

The following of our subsidiaries may be guarantors of the debt securities: Belterra Resort Indiana, LLC; Biloxi Casino Corp.; Boomtown, Inc.; Boomtown Hotel & Casino, Inc.; Casino Magic Corp.; Casino One Corporation; Crystal Park Hotel and Casino Development Company, LLC; HP/Compton, Inc.; Louisiana-I Gaming, a Louisiana Partnership in Commendam; Louisiana Gaming Enterprises, Inc.; Ogle Haus, LLC; PNK (Bossier City), Inc.; PNK (Lake Charles), LLC; PNK Development 1, Inc.; PNK Development 2, Inc.; PNK Development 3, Inc.; and St. Louis Casino Corp.

Payment, Paying and Transfer Agents

We covenant and agree, for the benefit of each series of debt securities, that we will duly and punctually pay the principal of, premium, if any, and any interest on the debt securities in accordance with the terms of the debt securities and the indenture. We will maintain an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the indenture may be served.

Global Securities

The debt securities of any series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities will be in registered form and may be issued in either temporary or permanent form. The specific terms of the depositary arrangement regarding a series of debt securities will be described in the applicable prospectus supplement relating to such series.

DESCRIPTION OF PREFERRED STOCK AND
DEPOSITARY SHARES

This section describes the general terms and provisions of the preferred stock that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

This section is only a summary of the preferred stock that we may offer. We urge you to read carefully our certificate of incorporation and the certificate of designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.

Preferred Stock

Our certificate of incorporation permits us to issue, without prior permission from our stockholders, up to 250,000 shares of our $1.00 par value preferred stock. As of June 30, 2002, none of our preferred stock was issued and outstanding.

Terms of Future Series of Preferred Stock

Our board of directors may, without further action of the stockholders, issue undesignated preferred stock in one or more classes or series. Any undesignated preferred stock issued by us may:

•	rank prior to our common stock as to dividend rights, liquidation preference or both;

•	have full or limited voting rights; and

•	be convertible into shares of common stock or other securities.

The powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated by our board of directors pursuant to a certificate of designation. We will describe in the applicable prospectus supplement the specific terms of a particular series of preferred stock, which may include the following:

•	the maximum number of shares in the series;

•	the designation of the series;

•	the terms of any voting rights of the series;

•
the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends will be payable, the preference or relation which such dividends will bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends will be cumulative or non-cumulative;

•	whether the shares of such series will be redeemable by us and, if so, the times, prices and other terms and conditions of such redemption;

•	the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of our company;

•
whether or not the shares of such series will be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

•
whether or not the shares of such series shall be convertible into, or exchangeable for, (a) our debt securities, (b) shares of any other class or classes of stock of our company, or of any other series of the same or different class of stock, or (c) shares of any class or series of stock of any other corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

•
while any shares of such series are outstanding, the limitations and restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by our company of, our common stock, or any other class or classes of stock of our company ranking junior to the shares of such series either as to dividends or upon liquidation;

•
the conditions or restrictions, if any, upon the creation of indebtedness of our company or upon the issue of any additional stock, including additional shares of such series or of any other series or of any other class, ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up;

•	whether fractional interests in shares of the series will be offered in the form of depositary shares as described below under “—Depositary Shares;”

•	any other preference or provision and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof; and

•	our ability to modify the rights of holders otherwise than by a vote of a majority or more of the series outstanding.

The preferred stock will, when issued, be fully paid and non-assessable. We will select the transfer agent, registrar and dividend disbursement agent for a series of preferred stock and will describe its selection in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors of our company or to vote on any other matter of our company.

Although we have no present plans to issue any shares of preferred stock, any issuance of shares of preferred stock, or the issuance of rights to purchase preferred shares, may have the effect of delaying, deferring or preventing a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Depositary Shares

This section describes the general terms and provisions of the depositary shares we may offer. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement, including, but not limited to, the title of the depositary shares and the deposited security, the amount of deposited securities represented by one depositary share and any general terms outlined in this section that will not apply to those depositary shares.

We have summarized certain terms and provisions of the depositary agreement, the depositary shares and the depositary receipts in this section. The summary is not complete. We will file with the SEC, upon an offering of depositary shares, the form of depositary agreement, including the form of depositary receipt, both of which will be incorporated herein. You should read the forms of depositary agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of such series.

General.    We may offer fractional interests in preferred stock rather than full shares of preferred stock. If this occurs, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The stock of any series of preferred stock underlying the depositary shares will be deposited under a separate depositary agreement between us and a depositary. For these purposes, the depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. We will name the depositary and give the address of its principal executive office in the applicable prospectus supplement. Subject to the terms of the depositary agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary shares. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts although not in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

If you surrender depositary receipts at the principal office of the depositary, unless the related depositary shares have previously been called for redemption, you will not be entitled to receive at such office the number of shares of preferred stock and any money or other property represented by such depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue you a new depositary receipt evidencing such excess number of depositary shares at the same time that the shares of preferred stock are withdrawn. Holders of preferred stock received in exchange for depositary shares will no longer be entitled to deposit such shares under the depositary agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions.    The depositary will distribute all cash dividends or other distributions received with respect to the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The depositary agreement will also contain provisions relating to how any subscription or similar rights offered by us to the holders of the preferred stock will be made available to the holders of depositary shares.

Conversion and Exchange.    If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares.    If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of such series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred share. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon such redemption. Such payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock.    Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holder of the depositary shares relating to such preferred stock.

Taxation.    Provided that each obligation in the depositary agreement and any related agreement is performed in accordance with its terms, owners of depositary shares will be treated for United States federal income tax purposes as if they were owners of the shares of preferred stock represented by the depositary shares. Accordingly, for United States federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

•	no gain or loss will be recognized for United States federal income tax purposes upon withdrawal of preferred stock in exchange for depositary shares as provided in the depositary agreement;

•
the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock; and

•
the holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held such depositary shares.

Amendment and Termination of the Depositary Agreement.    The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between our company and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A depositary agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the depositary agreement have been redeemed; or

•
there has been a final distribution on the preferred stock of the relevant series in connection with the liquidation, dissolution or winding up of the business, and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the depositary agreement.

Miscellaneous.    We will forward to the holders of depositary shares all reports and communications that we must furnish to the holders of the preferred stock.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the depositary agreement. Our obligations and the depositary’s obligations under the depositary agreement will be limited to performance in good faith of duties set forth in the depositary agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary.    The depositary may resign at any time by delivering notice to us. We also may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF COMMON STOCK

Our authorized common stock consists of 40,000,000 shares of common stock, par value $.10 per share. As of June 30, 2002, 25,910,812 shares of common stock were issued and outstanding and held of record by approximately 2,898 stockholders. The following description of our common stock and provisions of our certificate of incorporation and restated bylaws are only summaries, and we encourage you to review complete copies of our certificate of incorporation and restated bylaws, which we have previously filed with the SEC.

The holders of our common stock are entitled to one vote for each share of the common stock on all matters voted on by such stockholders, including elections of directors and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of the common stock exclusively possess all voting power. Subject to any preferential rights of any outstanding series of preferred stock designated by the board of directors from time to time, the holders of the common stock are entitled to dividends from the funds legally available therefor, and upon liquidation are entitled to receive pro rata all of our assets available for distribution to such holders after distribution in full of the preferential amount to be distributed to holders of shares of preferred stock. All outstanding shares of the common stock are validly issued, fully paid and nonassessable. The common stock has no preemptive or conversion rights or other subscription rights and there are no sinking fund or, except as described below under the heading “Delaware Anti-Takeover Law and Certain Certificate of Incorporation and Bylaw Provisions,” redemption provisions applicable to the common stock.

The rights and privileges of our common stock may be subordinate to the rights and preferences of any of our preferred stock.

Our common stock is traded on the New York Stock Exchange under the symbol “PNK”.

Delaware Anti-Takeover Law and Certain Certificate of Incorporation and Bylaw Provisions

The provisions of Delaware law, and of our certificate of incorporation and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company, including takeover attempts that might result in a premium over the market price for the shares of common stock.

Delaware Law

Our company has not expressly elected not to be governed by the provisions of Section 203 of the Delaware corporate law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner.

Certificate of Incorporation and Restated Bylaw Provisions

General

Under our restated bylaws, any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of our board, may only be filled by vote of a majority of our directors then in office, even if less than a quorum. The limitations on the filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Our restated bylaws also provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may be taken by written consent in lieu of a meeting. Our restated bylaws further provide that special meetings of the stockholders may only be called by the chairman of the board of directors or by a majority of the board of directors. Our restated bylaws provide that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that proposal or nomination before the meeting. In addition to some other applicable requirements, for a stockholder proposal or nomination to be properly brought before an annual meeting by a stockholder, the stockholder generally must have given notice in proper written form to the corporate secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Although our restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at annual meeting, our restated bylaws may have the effect of precluding the consideration of some business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

The Delaware corporate law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws or to approve mergers, consolidations or the sale of all or substantially all its assets, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our restated bylaws may be amended or repealed by a majority vote of the board of directors, subject to any limitations set forth in the restated bylaws, and may also be amended by the stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of our capital stock issued and outstanding and entitled to vote generally in the election of directors. The two-thirds stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any of these amendments are submitted to stockholders.

Our certificate of incorporation authorizes the board of directors to issue, without stockholder approval, preferred stock with such terms as our board may determine.

Suitability Requirements

In addition to the foregoing, our certificate of incorporation requires that if a person owns or controls our securities or the securities of our affiliated companies and is determined by a gaming authority to be unsuitable to own or control such securities, or in the sole discretion of our board of directors, is deemed likely to jeopardize our right to conduct gaming activities in any of the jurisdictions in which we conduct gaming activities, we may redeem, and if required by a gaming authority, shall redeem, his securities to the extent required by the government gaming authority or deemed necessary or advisable by us.

If a gaming authority requires us, or if we deem it necessary or advisable, to redeem such securities, we will serve notice on the holder who holds securities subject to redemption and will call for the redemption of the securities of such holder at a redemption price equal to that required to be paid by the gaming authority making the finding of unsuitability, of if such gaming authority does not require a certain price per share to be paid, a sum deemed reasonable by us, which in our discretion may include the original purchase price per share of such securities. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not so required, as we elect. Unless the gaming authority requires otherwise, the redemption price will in no event exceed:

(1)  the closing sales price of the securities on the national securities exchange on which such shares are then listed on the date the notice of redemption is delivered to the person who has been determined to be unsuitable, or

(2)  if such shares are not then listed for trading on any national securities exchange, then the closing sales price of such shares as quoted in the NASDAQ National Market System, or

(3)  if the shares are not then so quoted, then the mean between the representative bid and the ask price as quoted by NASDAQ or another generally recognized reporting system.

The foregoing is not a complete summary of all of the suitability requirements and other gaming law requirements contained in our certificate of incorporation. Please refer to the complete text of our certificate of incorporation filed as an exhibit to the registration statement of which this prospectus is a part.

Limitations of Liability and Indemnification of Directors and Officers

Our certificate of incorporation limits the liability of directors to us and our stockholders. Specifically, a director will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and our restated bylaws provide that we will indemnify and advance expenses to our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on behalf of our company. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

We may issue common stock warrants for the purchase of our common stock. Warrants may be issued independently or together with any debt securities or common stock offered by any prospectus supplement and may be attached to or separate from those debt securities or common stock.

Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with warrant certificates evidencing the warrants. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants.

As of June 30, 2002, there were no warrants outstanding to purchase our common stock.

The following description summarizes the general terms of the form of warrant agreement and warrant certificate which we will file as exhibits to the registration statement of which this prospectus forms a part upon our offering of warrants. You should read the warrant agreement and warrant certificate for provisions summarized below and others that may be important to you.

General

The prospectus supplement relating to a particular series of warrants will include the specific terms of the series, including, where applicable, the following:

•	the title and aggregate number of the warrants;

•	the offering price;

•	the number of shares of common stock purchasable upon the exercise of a Warrant;

•
the exercise price or manner of determining the exercise price, the manner in which the exercise price may be paid, including the currency or currency units in which the price may be payable, and any minimum number of warrants exercisable at one time;

•	when the warrants become exercisable and the expiration date;

•	the terms of any right of ours to redeem or call the warrants;

•	the terms of any right of ours to accelerate the exercisability of the warrants;

•	where the warrant certificates may be transferred and exchanged;

•	whether the warrants are to be issued with common stock or debt securities and, if so, the number and terms of any such offered securities;

•	the date, if any, on and after which the warrants and the related shares of common stock or debt securities will be separately transferable;

•	United States federal income tax consequences applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to exchange and exercise of the warrants.

Transfers and Exchange

Warrant certificates may be exchanged for new warrant certificates of different denominations, may, if in registered form, be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent. We may specify other offices where these activities may be conducted in a prospectus supplement. No service charge will be made for any permitted transfer or exchange of warrant certificates, but holders must pay any tax or other applicable governmental charge. Before the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise. This means holders of warrants will not have the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise

Each warrant will entitle its holder to purchase the number of shares of common stock at the exercise price that is set forth in, or calculable from, the applicable prospectus supplement. Holders will be able to exercise warrants at any time up to the time on the expiration date set forth in the applicable prospectus supplement. After that time, or a later date to which such expiration date may be extended by us, unexercised warrants will become void.

Holders will be able to exercise warrants by delivering to the warrant agent at its corporate trust office warrant certificates properly completed and paying the exercise price. As soon as practicable after such delivery, we will issue and deliver to the indicated holder the shares of common stock issuable upon that exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining number of warrants. The holder of a warrant must pay any tax or other governmental charge imposed in connection with the issuance of underlying common stock purchased upon exercise of a warrant.

Modifications

The warrant agreements and the terms of the warrants may be modified or amended by us and the warrant agent, without the consent of any holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that we deem necessary or desirable and that will not materially adversely affect the interests of the holders of the warrants.

Together with the warrant agent, we may also modify or amend the warrant agreement and the terms of the warrants with the consent of a majority of the holders of the then outstanding unexercised warrants affected thereby. No modification or amendment of that type that accelerates the expiration date, increases the exercise price, reduces the number of outstanding warrants required for consent of any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected thereby.

Warrant Adjustments

The terms and conditions on which the exercise price of and/or the number of shares of our common stock covered by a Warrant are subject to adjustment will be set forth in the warrant certificate and the applicable prospectus supplement. Such terms may include:

•	provisions for adjusting the exercise price and/or the number of shares of our common stock covered by the Warrant;

•	the events requiring an adjustment;

•
the events upon which we may, in lieu of making an adjustment, make proper provisions so that the holder of the warrant, upon its exercise, would be treated as if the holder had exercised the warrant prior to the occurrence of the events; and

•	provisions affecting exercise in the event of certain events affecting our common stock.

GOVERNMENT REGULATION AND GAMING ISSUES

The ownership and operation of gaming companies are subject to extensive regulation. In particular, Indiana, Louisiana, Mississippi, Nevada, California and Argentina have regulations affecting the operation of our gaming business and the ownership and disposition of our securities, including the securities offered pursuant to this prospectus. We summarize these regulations below.

Our certificate of incorporation requires that anyone who owns or controls our securities must comply with gaming regulations governing their “suitability” as investors. These provisions apply to all the securities offered using this prospectus. Any purchaser or holder of securities that we or the selling stockholder have offered using this prospectus shall be deemed to have agreed to such provisions. If a person owns or controls our securities or the securities of our affiliated companies and is determined by a gaming authority to be unsuitable to own or control such securities, or in the sole discretion of our board of directors, is deemed likely to jeopardize our right to conduct gaming activities in any of the jurisdictions in which we conduct gaming activities, we may redeem, and if required by a gaming authority, shall redeem, his securities to the extent required by the gaming authority or deemed necessary or advisable by us.

If a gaming authority requires us, or if we deem it necessary or advisable, to redeem a holder’s securities, we will serve notice on the holder who holds the securities subject to redemption and will call for the redemption of the securities of such holder at a redemption price equal to that required to be paid by the gaming authority making the finding of unsuitability, of if such gaming authority does not require a certain price per share to be paid, a sum deemed reasonable by us. See the section of this prospectus entitled “Description of Common Stock—Certificate of Incorporation and Bylaw Provisions” for additional information about these suitability and redemption requirements.

Indiana.    The ownership and operation of riverboat casinos at Indiana-based sites are subject to extensive state regulation under the Indiana Riverboat Gaming Act (“Indiana Act”), as well as regulations which the Indiana Gaming Commission (the “Indiana Commission”) has adopted pertaining to the Indiana Act. The Indiana Act grants broad and pervasive regulatory powers and authorities to the Indiana Commission. The comprehensive regulations cover ownership, reporting, rules of game and operational matters; thus, the Indiana Act and regulations are significant to our prospects for successfully operating the Belterra facility. The Indiana Act has been challenged based on its constitutionality on two occasions. The Indiana Act was found constitutional on both occasions.

The Indiana Act authorizes the issuance of up to eleven Riverboat Owner’s Licenses to be operated from counties that are contiguous to the Ohio River, Lake Michigan and Patoka Lake. In October 2000, Belterra, the tenth riverboat, commenced operations. Five of the riverboats are in counties contiguous to the Ohio River and five are in counties contiguous to Lake Michigan. The Indiana Commission has not considered an application for a license to be sited in a county contiguous to Patoka Lake since Patoka Lake is a project of the U.S. Army Corps of Engineers (“Corps”) and the Corps has determined Patoka Lake is unsuitable for a riverboat project. A riverboat owner’s license is a revocable privilege and is not a property right under the Indiana Act.

An Indiana license entitles the licensee to own and operate one riverboat. A company may own 100% of one licensee and up to 10% of a second licensee. An Indiana riverboat owner’s license has an initial effective period of five years; thereafter, a license is subject to annual renewal. After the expiration of the initial license, the Indiana Commission will conduct a complete re-investigation every three years, but the Indiana Commission reserves the right to investigate licenses at any times it deems necessary. The Indiana Commission has broad discretion over the initial issuance of licenses and over the renewal, revocation, suspension, restriction and control of riverboat owner’s licenses. Belterra will be subject to a reinvestigation in 2003 to ensure it continues to be in compliance with the Indiana Act. Officers, directors and principal owners of the actual license holder and employees who are to work on the riverboat are subject to substantial disclosure requirements as a part of securing and maintaining necessary licenses.

Contracts to which Belterra is party are subject to disclosure and approval processes imposed by the regulations. A riverboat owner’s licensee may not enter into or perform any contract or transaction in which it transfers or receives consideration which is not commercially reasonable or which does not reflect the fair market value of the goods or services rendered or received. All contracts are subject to disapproval by the Indiana Commission. Suppliers of gaming equipment and materials must also be licensed under the Indiana Act.

Licensees are statutorily required to disclose to the Indiana Commission the identity of all directors, officers and persons holding direct or indirect beneficial interests of 1% or greater. The Indiana Commission also requires a broad and comprehensive disclosure of financial and operating information on licensees and their principal officers, and their parent corporations and other upstream owners. The Indiana Act prohibits contributions to a candidate for a state, legislative, or local office, or to a candidate’s committee or to a regular party committee by the holder of a riverboat owner’s license or a supplier’s license, by an officer of a licensee, by an officer of a person that holds at least a 1% interest in the licensee or by a person holding at least a 1% interest in the licensee. The prohibition against political contributions extends for three years following a change in the circumstances that resulted in the prohibition. The Indiana Commission has promulgated a rule requiring the quarterly reporting of such licensees, officers, and persons.

In June 2002, the Indiana General Assembly authorized riverboats to either continue conducting excursions or to implement a flexible boarding schedule or dockside gaming. Belterra began dockside operation on August 1, 2002.

Under the Indiana Act, “Adjusted gross receipts” (“AGR”) means the total of all cash and property received from gaming less cash paid out as winnings and uncollectible gaming receivables (not to exceed 2%). A wagering tax of 22.5% is imposed on those riverboats that continue to conduct excursions. Those riverboats electing to operate dockside will be subject to the following graduated wagering tax based on a state fiscal year (July 1 of one year through June 30 of the following year):

•	15% of the first $25 million of AGR.
•	20% of AGR in excess of $25 million, but not exceeding $50 million.
•	25% of AGR in excess of $50 million, but not exceeding $75 million.
•	30% of AGR in excess of $75 million, but not exceeding $150 million.
•	35% of AGR in excess of $150 million.

The Indiana Act also prescribes an additional tax for admissions, based on $3 per person. Those riverboats conducting excursions must pay the admissions on a passenger per excursion basis which requires payment of the admission tax on carryover patrons. Those riverboats conducting dockside operations pay the admission tax on each person admitted to the riverboat. The carryover patron calculation is, thus, eliminated with the commencement of dockside operations.

Real Property taxes are imposed on riverboats at rates determined by local taxing authorities. Income to us from Belterra is subject to the Indiana gross income tax, the Indiana adjusted gross income tax and the Indiana supplemental corporate net income tax. Sales on a riverboat and at related resort facilities are subject to applicable use, excise and retail taxes. The Indiana Act requires a riverboat owner licensee to directly reimburse the Indiana Commission for the costs of inspectors and agents required to be present while authorized gaming is conducted.

Through the establishment of purchasing goals, the Indiana Act encourages minority and women’s business enterprise participation in the riverboat gaming industry. Each riverboat licensee must establish goals of expending at least 10% of total dollar value of the licensee’s qualified contracts for goods and services with minority business enterprises and 5% with women business enterprises. The Indiana Commission may suspend, limit or revoke the owner’s license or impose a fine for failure to comply with the statutory goals. The Indiana Commission has indicated it will be vigilant in monitoring attainment of these goals. We are currently in compliance with such purchasing goals, but have failed to achieve these goals at various times in the past. We have adopted an Action Plan to insure compliance with the purchasing goals. The Action Plan has been reviewed and approved by the Indiana Commission.

Minimum and maximum wagers on games on the riverboat are left to the discretion of the licensee. Wagering may not be conducted with money or other negotiable currency. There are no statutory restrictions on extending credit to patrons; however, the matter of credit continues to be a matter of potential legislative action.

If an institutional investor acquires 5% or more of any class of voting securities of a holding company of a licensee, the investor is required to notify the Indiana Commission and to provide additional information, and may be subject to a finding of suitability. Institutional investors who acquire 15% or more of any class of voting securities are subject to a finding of suitability. Any other person who acquired 5% or more of any class of voting securities of a holding company of a licensee is required to apply to the Indiana Commission for a finding of suitability. A riverboat licensee or an affiliate may not enter into a debt transaction of $1,000,000 or more without the approval of the Indiana Commission. The Indiana Commission has taken the position that a “debt transaction” includes increases in maximum amount available under reducing revolving credit facilities. A riverboat owner licensee or any other person may not lease, hypothecate, borrow money against or loan money against or otherwise securitize a riverboat owner’s license.

A licensee, or its parent company, that is publicly traded must notify the Indiana Commission of a public offering that will be registered with the SEC. The licensee must notify the Indiana Commission within 10 business days of the initial filing of a registration statement with the SEC. An ownership interest in a licensee may only be transferred in accordance with the Indiana Act and rules promulgated thereunder.

The Indiana Commission has promulgated a rule that prohibits distributions, excluding distributions for the payment of taxes, by a licensee to its partners, shareholders, itself or any affiliated entity if the distribution would impair the financial viability of the riverboat gaming operation. The Indiana Commission has also promulgated a rule mandating licensees to maintain a cash reserve against defaults in gaming debts. The cash reserve must be equal to licensee’s average payout for a three-day period based on the riverboat’s performance the prior calendar year. The cash reserve can consist of cash on hand, cash maintained in Indiana bank accounts and cash equivalents not otherwise committed or obligated.

On April 11, 2002, we announced that the Indiana Commission had begun an investigation into our regulatory compliance at Belterra Casino Resort. The investigation was initiated as a result of allegations of harassment in a lawsuit filed by two former employees of Belterra Casino Resort. On August 5, 2002, we announced that we had executed a settlement with the Indiana Commission in connection with the matter. At the Indiana Commission meeting held July 29, 2002, we agreed, among other things, to pay a fine of $2.26 million, suspend gaming operations at Belterra Casino Resort for a three-day period beginning at 6:00 p.m. on October 6 to 12:01 p.m. on October 9, 2002, build a new 300 guest-room tower at the property within two years and establish a new compliance committee of our board of directors.

Louisiana.    The ownership and operation of a riverboat gaming vessel is subject to the Louisiana Riverboat Economic Development and Gaming Control Act (the “Louisiana Act”). As of May 1, 1996, gaming activities are regulated by the Louisiana Gaming Control Board (the “Board”). The Board is responsible for issuing the gaming license and enforcing the laws, rules and regulations relative to riverboat gaming activities. The Board is empowered to issue up to fifteen licenses to conduct gaming activities on a riverboat of new construction in accordance with applicable law. However, no more than six licenses may be granted to riverboats operating from any one designated waterway. An initial license to conduct gaming operations is valid for a term of five years. The Louisiana Act provides for successive five year renewals after the initial five year term.

The laws and regulations of Louisiana seek to: (i) prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity; (ii) establish and maintain responsible accounting practices and procedures; (iii) maintain effective control over the financial practices of licensees, including establishing procedures for reliable record keeping and making periodic reports to the Board; (iv) prevent cheating and fraudulent practices; (v) provide a source of state and local revenues through fees; and (vi) ensure that gaming licensees, to the extent practicable, employ and contract with Louisiana residents, women and minorities. The Louisiana Act specifies certain restrictions and conditions relating to the operation of riverboat gaming, including, but not limited to, the following: (i) in parishes bordering the Red River, such as the our Casino Magic property in Bossier, gaming may be conducted dockside; however, prior to the passage of legislation legalizing dockside gaming effective April 1, 2001 in the 2001 Special Session of the Louisiana Legislature, in all other authorized locations such as Boomtown New Orleans, gaming is not permitted while a riverboat is docked, other than for forty-five minutes between excursions, unless dangerous weather or water conditions exist; (ii) prior to the passage of legislation legalizing dockside gaming effective April 1, 2001 in the 2001 Special Session of the Louisiana Legislature, each round trip riverboat cruise may not be less than three nor more than eight hours in duration, subject to specified exceptions; (iii) agents of the Board are permitted on board at any time during gaming operations; (iv) gaming devices, equipment and supplies may be purchased or leased from permitted suppliers; (v) gaming may only take place in the designated river or waterway; (vi) gaming equipment may not be possessed, maintained, or exhibited by any person on a riverboat except in the specifically designated gaming area, or a secure area used for inspection, repair, or storage of such equipment; (vii) wagers may be received only from a person present on a licensed riverboat; (viii) persons under 21 are not permitted in designated gaming areas; (ix) except for slot machine play, wagers may be made only with tokens, chips, or electronic cards purchased from the licensee aboard a riverboat; (x) licensees may only use docking facilities and routes for which they are licensed and may only board and discharge passengers at the riverboat’s licensed berth; (xi) licensees must have adequate protection and indemnity insurance; (xii) licensees must have all necessary federal and state licenses, certificates and other regulatory approvals prior to operating a riverboat; and (xiii) gaming may only be conducted in accordance with the terms of the license and the rules and regulations adopted by the Board.

No person may receive any percentage of the profits from our operations in Louisiana without first being found suitable. In March 1994, Boomtown New Orleans, its officers, key personnel, partners and persons holding a 5% or greater interest in the partnership were found suitable by the predecessor to the Board. In April 1996, the Board’s predecessor confirmed that Casino Magic Bossier’s officers, key personnel, partners and persons holding a 5% or greater interest in the corporation were suitable and authorized to acquire an existing licensee. In July 1999, the Board renewed Boomtown New Orleans’ license to conduct gaming operations. In May 2001, the Board renewed Casino Magic Bossier’s license to conduct gaming operations. A gaming license is deemed to be a privilege under Louisiana law and as such may be denied, revoked, suspended, conditioned or limited at any time by the Board. In issuing a license, the Board must find that the applicant is a person of good character, honesty and integrity and the applicant is a person whose prior activities, criminal record, if any, reputation, habits and associations do not pose a threat to the public interest of the State of Louisiana or to the effective regulation and control of gaming, or create or enhance the dangers of unsuitable, unfair or illegal practices, methods, and activities in the conduct of gaming or the carrying on of business and financial arrangements in connection therewith. The Board will not grant any licenses unless it finds that: (i) the applicant is capable of conducting gaming operations, which means that the applicant can demonstrate the capability, either through training, education, business experience, or a combination of the above, to operate a gaming casino; (ii) the proposed financing of the riverboat and the gaming operations is adequate for the nature of the proposed operation and from a source suitable and acceptable to the Board; (iii) the applicant demonstrates a proven ability to operate a vessel of comparable size, capacity and complexity to a riverboat in its application for a license; (v) the applicant designates the docking facilities to be used by the riverboat; (vi) the applicant shows adequate financial ability to construct and maintain a riverboat; (vii) the applicant has a good faith plan to recruit, train and upgrade minorities in all employment classifications; and (viii) the applicant is of good moral character.

The Board may not award a license to any applicant who fails to provide information and documentation to reveal any fact material to qualification or who supplies information which is untrue or misleading as to a material fact pertaining to the qualification criteria; who has been convicted of or pled nolo contendere to an offense punishable by imprisonment of more than one year; who is currently being prosecuted for or regarding whom charges are pending in any jurisdiction of an offense punishable by more than one year imprisonment; if any holder of 5% or more in the profits and losses of the applicant has been convicted of or pled guilty or nolo contendere to an offense which at the time of conviction is punishable as a felony.

The transfer of a license is prohibited; however, the sale, assignment, transfer, pledge, or disposition of securities which represent 5% or more of the total outstanding shares issued by a holder of a license may be transferred, subject to prior Board approval. A security issued by a holder of a license must generally disclose these restrictions.

Section 2501 of the regulations enacted by the Louisiana State Police Riverboat Gaming Division pursuant to the Louisiana Act (the “Regulations”) requires prior written approval of the Board of all persons involved in the sale, purchase, assignment, lease, grant or foreclosure of a security interest, hypothecation, transfer, conveyance or acquisition of an ownership interest (other than in a corporation) or economic interest of five percent (5%) or more in any licensee.

Section 2523 of the Regulations requires notification to and prior approval from the Board of the: (a) application for, receipt, acceptance or modification of a loan, the (b) use of any cash, property, credit, loan or line of credit, or the (c) guarantee or granting of other forms of security for a loan by a licensee or person acting on a licensee’s behalf. Exceptions to prior written approval include, without limitation, any transaction for less than $2,500,000 in which all of the lending institutions are federally regulated, the transaction modifies the terms of an existing, previously approved loan transaction, or if the transaction involves publicly registered debt and securities sold pursuant to a firm underwriting agreement.

The failure of a licensee to comply with the requirements set forth above may result in the suspension or revocation of that licensee’s gaming license. Additionally, if the Board finds that the individual owner or holder of a security of a corporate license or intermediary company or any person with an economic interest in a licensee is not qualified under the Louisiana Act, the Board may require, under penalty of suspension or revocation of the license, that the person not: (a) receive dividends or interest on securities of the corporation, (b) exercise directly or indirectly a right conferred by securities of the corporation, (c) receive remuneration or economic benefit from the licensee, or (d) continue in an ownership or economic interest in the licensee.

A licensee must periodically report the following information to the Board, which is not confidential and is to be available for public inspection: (a) the licensee’s net gaming proceeds from all authorized games; (b) the amount of net gaming proceeds tax paid; and, (c) all quarterly and annual financial statements presenting historical data that are submitted to the Board, including annual financial statements that have been audited by an independent certified public accountant.

The Louisiana Act restricts gaming space on riverboats to no more than 30,000 square feet. The Board has adopted rules governing the method for approval of the area of operations and the rules and odds of authorized games and devices permitted, and prescribing grounds and procedures for the revocation, limitation or suspension of licenses and permits.

On April 19, 1996, the Louisiana legislature adopted legislation requiring statewide local elections on a parish-by-parish basis to determine whether to prohibit or continue to permit licensed riverboat gaming, licensed video poker gaming, and licensed land-based gaming in Orleans Parish. The applicable local election took place on November 5, 1996, and the voters in the parishes of Boomtown New Orleans and Casino Magic Bossier voted to continue licensed riverboat and video poker gaming. However, it is noteworthy that the current legislation does not provide for any moratorium on future local elections on gaming.

Prior to the passage of legislation in the 2001 Special Session of the Louisiana Legislature, fees to the state of Louisiana for conducting gaming activities on a riverboat include: (i) $50,000 per riverboat for the first year of operation and $100,000 per year, per riverboat thereafter, plus (ii) 18.5% of net gaming proceeds. In the 2001 Special Session of the Louisiana Legislature, a law was passed legalizing dockside gaming and increasing the fees paid to the state of Louisiana to 21.5% of net gaming proceeds effective April 1, 2001 for the nine riverboats in the southern region of the state, including our Boomtown New Orleans property, while the fee increase to 21.5% of net gaming proceeds will be phased in over an approximately two year period for the riverboats operating in parishes bordering the Red River, including our Casino Magic Bossier City property.

Mississippi.    The ownership and operation of casino gaming facilities in Mississippi are subject to extensive state and local regulation, but primarily the licensing and regulatory control of the Mississippi Gaming Commission (the “Mississippi Commission”). The Mississippi Gaming Control Act (the “Mississippi Act”), which legalized dockside casino gaming in Mississippi, is similar to the Nevada Gaming Control Act discussed below. The Mississippi Commission has adopted regulations which are also similar in many respects to the Nevada gaming regulations.

The laws, regulations and supervisory procedures of Mississippi and the Mississippi Commission are based upon declarations of public policy that are concerned with, among other things, (1) the prevention of unsavory or unsuitable persons from having direct or indirect involvement with gaming at any time or in any capacity; (2) the establishment and maintenance of responsible accounting practices and procedures; (3) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and safeguarding of assets and revenues, providing for reliable record keeping and requiring the filing of periodic reports with the Mississippi Commission; (4) the prevention of cheating and fraudulent practices; (5) providing a source of state and local revenues through taxation and licensing fees; and (6) ensuring that gaming licensees, to the extent practicable, employ Mississippi residents. The regulations are subject to amendment and interpretation by the Mississippi Commission. We believe that our compliance with the licensing procedures and regulatory requirements of the Mississippi Commission will not affect the marketability of our securities. Changes in Mississippi laws or regulations may limit or otherwise materially affect the types of gaming that may be conducted and such changes, if enacted, could have an adverse effect on us and our Mississippi gaming operations.

The Mississippi Act provides for legalized dockside gaming in each of the fourteen counties that border the Gulf Coast or the Mississippi River, but only if the voters in the county have not voted to prohibit gaming in that county. As of July 1, 2002, dockside gaming was permissible in nine of the fourteen eligible counties in the state and gaming operations had commenced in seven counties. Under Mississippi law, gaming vessels must be located on the Mississippi River or on navigable waters in eligible counties along the Mississippi River or in the waters lying south of the counties along the Mississippi Gulf Coast.

The Mississippi Act permits unlimited stakes gaming on permanently moored vessels on a 24-hour basis and does not restrict the percentage of space which may be utilized for gaming. The Mississippi Act permits substantially all traditional casino games and gaming devices.

We and any subsidiary of ours that operates a casino in Mississippi (a “Mississippi Gaming Subsidiary”) are subject to the licensing and regulatory control of the Mississippi Commission. We are registered under the Mississippi Act as a publicly traded corporation (a “Registered Corporation”) of Biloxi Casino Corp. d/b/a Casino Magic Biloxi (“Casino Magic Biloxi”) and have been found suitable to own the stock of Casino Magic Corp., which is registered as an intermediary company (an “Intermediary Company”). Casino Magic Corp. has been found suitable to own the stock of Casino Magic Biloxi. As a Registered Corporation, we are required periodically to submit detailed financial and operating reports to the Mississippi Commission and furnish any other information which the Mississippi Commission may require. If we are unable to continue to satisfy the registration requirements of the Mississippi Act, we and any Mississippi Gaming Subsidiary cannot own or operate gaming facilities in Mississippi. No person may become a stockholder of or receive any percentage of profits from an Intermediary Company or a Mississippi Gaming Subsidiary of a Registered Corporation without first obtaining licenses and approvals from the Mississippi Commission. We have obtained such approvals from the Mississippi Commission.

A Mississippi Gaming Subsidiary must maintain a gaming license from the Mississippi Commission to operate a casino in Mississippi. Such licenses are issued by the Mississippi Commission subject to certain conditions, including continued compliance with all applicable state laws and regulations. There are no limitations on the number of gaming licenses that may be issued in Mississippi. Gaming licenses require the payment of periodic fees and taxes, are not transferable, are issued for a three-year period (and may be continued for two additional three-year periods) and must be renewed periodically thereafter. Casino Magic Biloxi was granted a renewal of its gaming license by the Mississippi Commission on December 21, 2000.

Certain of our officers and employees and the officers, directors and certain key employees of Casino Magic Corp. and Casino Magic Biloxi must be found suitable or approved by the Mississippi Commission. We believe that we have obtained or applied for all necessary findings of suitability with respect to such persons associated with us, Casino Magic Corp. or Casino Magic Biloxi, although the Mississippi Commission, in its discretion, may require additional persons to file applications for findings of suitability. In addition, any person having a material relationship or involvement with us, Casino Magic Corp. or Casino Magic Biloxi may be required to be found suitable, in which case those persons must pay the costs and fees associated with such investigation. The Mississippi Commission may deny an application for a finding of suitability for any cause that it deems reasonable. Changes in certain licensed positions must be reported to the Mississippi Commission. In addition to its authority to deny an application for a finding of suitability, the Mississippi Commission has jurisdiction to disapprove a change in a person’s corporate position or title and such changes must be reported to the Mississippi Commission. The Mississippi Commission has the power to require us, Casino Magic Corp. and Casino Magic Biloxi to suspend or dismiss officers, directors and other key employees or sever relationships with other persons who refuse to file appropriate applications or whom the authorities find unsuitable to act in such capacities. Determinations of suitability or questions pertaining to licensing are not subject to judicial review in Mississippi.

At any time, the Mississippi Commission has the power to investigate and require the finding of suitability of any of our record or beneficial stockholders. The Mississippi Act requires any person who acquires more than five percent of any class of voting securities of a Registered Corporation, as reported to the Securities and Exchange Commission (“SEC”), to report the acquisition to the Mississippi Commission, and such person may be required to be found suitable. Also, any person who becomes a beneficial owner of more than ten percent of any class of voting securities of a Registered Corporation, as reported to the SEC, must apply for a finding of suitability by the Mississippi Commission. The Mississippi Commission generally has exercised its discretion to require a finding of suitability of any beneficial owner of more than five percent of any class of voting securities of a Registered Corporation. If a stockholder who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information, including a list of beneficial owners. Any record or beneficial stockholder required to apply for a finding suitability must pay all investigative fees and costs of the Mississippi Commission in connection with such investigation.

The Mississippi Commission has adopted a policy which provides that under certain circumstances, an “institutional investor,” as defined in the policy, which acquires more than ten percent, but not more than fifteen percent, of a Registered Corporation’s voting securities may apply to the Mississippi Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the Registered Corporation, any change in the Registered Corporation’s corporate charter, bylaws, management, policies or operations of the Registered Corporation, or any of its gaming affiliates, or any other action which the Mississippi Commission finds to be inconsistent with holding the Registered Corporation’s voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Mississippi Commission may determine to be consistent with such investment intent.

Any person who fails or refuses to apply for a finding of suitability or a license within thirty (30) days after being ordered to do so by the Mississippi Commission may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of such securities beyond such time as the Mississippi Commission prescribes, may be guilty of a misdemeanor. We may be subject to disciplinary action if, after receiving notice that a person is unsuitable to be a stockholder or to have any other relationship with us, Casino Magic Corp. or Casino Magic Biloxi, the company involved: (1) pays the unsuitable person any dividend or other distribution upon such person’s voting securities; (2) recognizes the exercise, directly or indirectly, of any voting rights conferred by securities held by the unsuitable person; (3) pays the unsuitable person any remuneration in any form for services rendered or otherwise, except in certain limited and specific circumstances; or (4) fails to pursue all lawful efforts to require the unsuitable person to divest himself of the securities, including, if necessary, the immediate purchase of the securities for cash at a fair market value.

We may be required to disclose to the Mississippi Commission, upon request, the identities of the holders of any of our debt or other securities. In addition, under the Mississippi Act, the Mississippi Commission may in its discretion require the holder of any debt security of a Registered Corporation to file an application, be investigated and be found suitable to own the debt security. Although the Mississippi Commission generally does not require the individual holders of obligations such as notes to be investigated and found suitable, the Mississippi Commission retains the discretion to do so for any reason, including but not limited to, a default, or where the holder of the debt instrument exercises a material influence over the gaming operations of the entity in question. Any holder of debt securities required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi Commission in connection with such an investigation.

If the Mississippi Commission determines that a person is unsuitable to own a debt security, then the Registered Corporation may be sanctioned, including the loss of its approvals, if without the prior approval of the Mississippi Commission it: (1) pays to the unsuitable person any dividend, interest, or any distribution whatsoever; (2) recognizes any voting right by the unsuitable person in connection with those securities; (3) pays the unsuitable person remuneration in any form; or (4) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

Each Mississippi Gaming Subsidiary and Intermediary Company must maintain in Mississippi a current ledger with respect to ownership of its equity securities and we must maintain in Mississippi a current list of our stockholders, which must reflect the record ownership of each outstanding share of any class of our equity securities. The ledger and stockholder lists must be available for inspection by the Mississippi Commission at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Mississippi Commission. A failure to make such disclosure may be grounds for finding the record holder unsuitable. We must also render maximum assistance in determining the identity of the beneficial owner.

The Mississippi Act requires that the certificates representing securities of a Registered Corporation bear a legend indicating that the securities are subject to the Mississippi Act and the regulations of the Mississippi Commission. We have received from the Mississippi Commission a waiver from this legend requirement. The Mississippi Commission has the power to impose additional restrictions on the holders of our securities at any time.

Substantially all material loans, leases, sales of securities and similar financing transactions by a Registered Corporation, an Intermediary Company or a Mississippi Gaming Subsidiary must be reported to or approved by the Mississippi Commission. A pledge of the stock of a Mississippi Gaming Subsidiary and the foreclosure of such a pledge are ineffective without the prior approval of the Mississippi Commission. Moreover, restrictions on the transfer of an equity security issued by a Mississippi Gaming Subsidiary or Intermediary Company and agreements not to encumber such securities are ineffective without the prior approval of the Mississippi Commission.

A Registered Corporation may not make a public offering of its securities without the prior approval of the Mississippi Commission if any part of the proceeds of the offering is to be used to finance the construction, acquisition or operation of gaming facilities in Mississippi or to retire or extend obligations incurred for those purposes. Under the regulations of the Mississippi Commission, a Mississippi Gaming Subsidiary may not guarantee a security issued by an affiliated company pursuant to a public offering, or pledge its assets to secure payment or performance of the obligations evidenced by the security issued by the affiliated company, without the prior approval of the Mississippi Commission. Such approval, if given, does not constitute a recommendation or approval of the investment merits of the securities subject to the offering.

On February 20, 2002, the Mississippi Commission granted us prior approval to make public offerings and private placements of securities for a period of two years, subject to certain conditions (the “Mississippi Shelf Approval”). The Mississippi Shelf Approval also includes approval for Casino Magic Corp. and Casino Magic Biloxi to guarantee any security issued by, and for Casino Magic Biloxi to hypothecate its assets to secure the payment or performance of, any obligations evidenced by a security issued by us in a public offering or private placement under the Mississippi Shelf Approval. The Mississippi Shelf Approval also includes approval to place restrictions upon the transfer of and enter into agreements not to encumber the equity securities of Casino Magic Corp. and Casino Magic Biloxi. The Mississippi Shelf Approval, however, may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Mississippi Commission. The Mississippi Shelf Approval does not constitute a finding, recommendation or approval of the Mississippi Commission as to the accuracy or the adequacy of any prospectus or the investment merits of any securities offered thereby. Any representation to the contrary is unlawful. The sale of securities pursuant to this shelf registration statement will qualify as an offering made pursuant to the terms of the Mississippi Shelf Approval as currently in effect or as may be renewed in the discretion of the Mississippi Commission.

Changes in control of us through merger, consolidation, acquisition of assets, management or consulting agreements, or any act or conduct by a person by which he or she obtains control, may not occur without the prior approval of the Mississippi Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Mississippi Commission in a variety of stringent standards prior to assuming control of the Registered Corporation. The Mississippi Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

The Mississippi legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and other corporate defense tactics that affect corporate gaming licensees in Mississippi and Registered Corporations may be injurious to stable and productive corporate gaming. The Mississippi Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Mississippi’s gaming industry and to further Mississippi’s policy to (1) assure the financial stability of corporate gaming operations and their affiliates; (2) preserve the beneficial aspects of conducting business in the corporate form; and (3) promote a neutral environment for the orderly governance of corporate affairs.

Approvals are, in certain circumstances, required from the Mississippi Commission before a Registered Corporation may make exceptional repurchases of voting securities (such as repurchases which treat holders differently) in excess of the current market price and before a corporate acquisition opposed by management can be consummated. Mississippi’s gaming regulations also require prior approval by the Mississippi Commission of a plan of recapitalization proposed by the Registered Corporation’s board of directors in response to a tender offer made directly to the Registered Corporation’s stockholders for the purpose of acquiring control of the Registered Corporation.

Neither we, any Intermediary Company nor any Mississippi Gaming Subsidiary may engage in gaming activities in Mississippi while also conducting gaming operations outside of Mississippi without approval of the Mississippi Commission. The Mississippi Commission may require determinations that, among other things, there are means for the Mississippi Commission to have access to information concerning the out-of-state gaming operations of us and our affiliates. We have previously obtained a waiver of foreign gaming approval from the Mississippi Commission for operations in other states in which we conduct gaming operations and will be required to obtain the approval or a waiver of such approval from the Mississippi Commission prior to engaging in any additional future gaming operations outside of Mississippi.

If the Mississippi Commission determined that we, Casino Magic Corp. or Casino Magic Biloxi violated a gaming law or regulation, the Mississippi Commission could limit, condition, suspend or revoke our approvals, the approvals of Casino Magic Corp. and the license of Casino Magic Biloxi, subject to compliance with certain statutory and regulatory procedures. In addition, we, Casino Magic Corp., Casino Magic Biloxi and the persons involved could be subject to substantial fines for each separate violation. Because of such a violation, the Mississippi Commission could seek to appoint a supervisor to operate our Mississippi casino facilities. Limitation, conditioning or suspension of any gaming license or approval or the appointment of a supervisor could (and revocation of any gaming license or approval would) materially adversely affect us, our gaming operations and our results of operations.

License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Mississippi and to the counties and cities in which a Mississippi Gaming Subsidiary’s respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon (1) a percentage of the gross gaming revenues received by the casino operation, (2) the number of gaming devices operated by the casino, or (3) the number of table games operated by the casino. The license fee payable to the State of Mississippi is based upon “gaming receipts” (generally defined as gross receipts less payouts to customers as winnings) and the current maximum tax rate imposed is 8% of gaming receipts in excess of $134,000 per month. The gross revenue fees imposed by the local governments equal approximately 4% of the gaming receipts.

The Mississippi Commission’s regulations require as a condition of licensure or license renewal that an existing licensed gaming establishment’s plan include a 500-car parking facility in close proximity to the casino complex and infrastructure facilities which amount to at least twenty-five percent of the casino cost. We believe that Casino Magic Biloxi is in compliance with this requirement. The Mississippi Commission later adopted amendments to the regulation that increase the infrastructure development requirement from twenty-five percent to one hundred percent for new casinos (or upon acquisition of a closed casino), but grandfathered existing licensees.

In recent years, certain anti-gaming groups proposed for adoption through the initiative and referendum process certain amendments to the Mississippi Constitution which would prohibit gaming in the state. The proposals were declared illegal by the Mississippi courts on constitutional and procedural grounds. The latest ruling was appealed to the Mississippi Supreme Court, which affirmed the decision of the lower court. If another such proposal were to be offered and if a sufficient number of signatures were to be gathered to place a legal initiative on the ballot, it is possible for the voters of Mississippi to consider such a proposal in November 2003. While we are unable to predict whether such an initiative will appear on a ballot or the likelihood of such an initiative being approved by the voters, if such an initiative were passed and gaming were prohibited in Mississippi it would have a significant adverse effect on us and our Mississippi gaming operations.

The sale of food or alcoholic beverages at Casino Magic Biloxi is subject to licensing, control and regulation by the applicable state and local authorities. The agencies involved have full power to limit, condition, suspend or revoke any such license, and any such disciplinary action against Casino Magic Biloxi could (and revocation would) have a materially adverse effect upon our operations. Certain of our, Casino Magic Corp.’s and Casino Magic Biloxi’s officers and managers must be investigated by the Alcoholic Beverage Control Division of the State Tax Commission (the “ABC”) in connection with Casino Magic Biloxi’s liquor permits. Changes in licensed positions must be approved by the ABC.

Nevada.    The ownership and operation of casino gaming facilities in Nevada are subject to: (i) the Nevada Gaming Control Act and the regulations promulgated there under (collectively, “Nevada Act”); and (ii) various local regulations. Our gaming operations are subject to the licensing and regulatory control of the Nevada Gaming Commission (“Nevada Commission”), the Nevada State Gaming Control Board (“Nevada Board”) and Washoe County. The Nevada Commission, the Nevada Board and Washoe County are collectively referred to as the “Nevada Gaming Authorities.”

The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities; (iv) the prevention of cheating and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. Changes in such laws, regulations and procedures could have an adverse effect on Boomtown Reno’s gaming operations.

Boomtown Hotel & Casino, Inc. (the “Gaming Subsidiary”), which operates Boomtown Reno and two other gaming operations with slot machines only, is required to be licensed by the Nevada Gaming Authorities. The gaming licenses require the periodic payment of fees and taxes and are not transferable. We are currently registered by the Nevada Commission as a publicly traded corporation (a “Registered Corporation”) and have been found suitable to own the stock of Boomtown, Inc., which is registered as an intermediary company (“Intermediary Company”). Boomtown has been found suitable to own the stock of the Gaming Subsidiary, which is a corporate licensee (a “Corporate Licensee”) under the terms of the Nevada Act. As a Registered Corporation we are required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information which the Nevada Commission may require. No person may become a stockholder of, or holder of an interest of, or receive any percentage of profits from an Intermediary Company or a Corporate Licensee without first obtaining licenses and approvals from the Nevada Gaming Authorities. We, Boomtown and the Gaming Subsidiary have obtained from the Nevada Gaming Authorities the various registrations, findings of suitability, approvals, permits and licenses required in order to engage in gaming activities in Nevada.

The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, us, Boomtown or the Gaming Subsidiary in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Our, Boomtown’s and the Gaming Subsidiary’s officers, directors and certain key employees must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. Our and Boomtown’s officers, directors and key employees who are actively and directly involved in gaming activities of the Gaming Subsidiary may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability must pay all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, Boomtown or the Gaming Subsidiary, the companies involved would have to sever all relationships with such person. In addition, the Nevada Commission may require us, Boomtown or the Gaming Subsidiary to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

We and the Gaming Subsidiary are required to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financing transactions by us, Boomtown and the Gaming Subsidiary must be reported to or approved by the Nevada Commission.

If it were determined that the Nevada Act was violated by the Gaming Subsidiary, the gaming licenses it holds could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, we, Boomtown, the Gaming Subsidiary and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate Boomtown Reno and, under certain circumstances, earnings generated during the supervisor’s appointment (except for reasonable rental value of the casino) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of the gaming licenses of the Gaming Subsidiary or the appointment of a supervisor could (and revocation of any gaming license would) negatively affect our gaming operations.

Any beneficial holder of our voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and be found suitable as a beneficial holder of the our voting securities if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

The Nevada Act requires any person who acquires beneficial ownership of more than 5% of a Registered Corporation’s voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of a Registered Corporation’s voting securities apply to the Nevada Commission for a finding of suitability within thirty days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an “institutional investor,” as defined in the Nevada Act, which acquires more than 10%, but not more than 15%, of a Registered Corporation’s voting securities may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the Registered Corporation, any change in the Registered Corporation’s corporate charter, restated bylaws, management, policies or operations of the Registered Corporation, or any of its gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding the Registered Corporation’s voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information, including a list of beneficial owners. The applicant is required to pay all costs of investigation.

Any person who fails or refuses to apply for a finding of suitability or a license within thirty days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner.

Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the common stock beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. We are subject to disciplinary action if, after we receive notice that a person is unsuitable to be a stockholder or to have any other relationship with us, Boomtown or the Gaming Subsidiary, we: (i) pay that person any dividend or interest upon voting securities of the company, (ii) allow that person to exercise, directly or indirectly, any voting right conferred through securities held by that person, (iii) pay remuneration in any form to that person for services rendered or otherwise, or (iv) fail to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities including, if necessary, the immediate purchase of said voting securities for cash at fair market value.

The Nevada Commission may, in its discretion, require the holder of any debt or other security of a Registered Corporation to file applications, be investigated and be found suitable to own the debt or other security of a Registered Corporation if the Nevada Commission has reason to believe that his acquisition of such debt or other security would otherwise be inconsistent with the policy of the State of Nevada. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Registered Corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Commission, it: (i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

We are required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. We are also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require that the our stock certificates bear a legend indicating that the securities are subject to the Nevada Act. However, to date the Nevada Commission has not imposed such a requirement on us.

We are not permitted to make a public offering of our securities without the prior approval of the Nevada Commission if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. On March 22, 2001, the Nevada Commission granted the us prior approval to make public offerings for a period of two years, subject to certain conditions (the “Nevada Shelf Approval”). The Nevada Shelf Approval also applies to any affiliated company wholly owned by us (an “Affiliate”), which is a publicly traded corporation or would thereby become a publicly traded corporation pursuant to a public offering. The Nevada Shelf Approval also includes approval for Boomtown and the Gaming Subsidiary to guarantee any security issued by, and for the Gaming Subsidiary to hypothecate its assets to secure the payment or performance of any obligations evidenced by a security issued by us or an Affiliate in a public offering under the Nevada Shelf Approval. The Nevada Shelf Approval also includes approval to place restrictions upon the transfer of and enter into agreements not to encumber the equity securities of Boomtown and the Gaming Subsidiary. The Nevada Shelf Approval, however, may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada Board. The Nevada Shelf Approval does not constitute a finding, recommendation or approval of the Nevada Gaming Authorities as to the accuracy or the adequacy of the prospectus or the investment merits of the securities offered thereby. Any representation to the contrary is unlawful. The sale of securities pursuant to this prospectus will qualify as a public offering and will be made pursuant to the terms of the Nevada Shelf Approval as currently in effect or as may be renewed in the discretion of the Nevada Gaming Commission.

Changes in control of a Registered Corporation through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and Nevada Commission in a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control to be investigated and licensed as part of the approval process relating to the transaction.

The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada corporate gaming licensees, and Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada’s gaming industry and to further Nevada’s policy to: (i) assure the financial stability of corporate gaming licensees and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before the Registered Corporation can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by the Registered Corporation’s Board of Directors in response to a tender offer made directly to the Registered Corporation’s stockholders for the purposes of acquiring control of the Registered Corporation.

License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to Washoe County, in which the Gaming Subsidiary’s operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (i) a percentage of the gross revenues received; (ii) the number of gaming devices operated; or (iii) the number of table games operated. A casino entertainment tax is also paid by casino operations where entertainment is furnished in a cabaret, nightclub, cocktail lounge or casino showroom in connection with the serving or selling of food or refreshments, or the selling of any merchandise.

Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively, “Licensees”), and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada Board of such Licensee’s participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. Licensees are also subject to disciplinary action by the Nevada Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities or enter into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employ, contract with, or associate with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of unsuitability.

California.    Operation of California card club casinos such as the Hollywood Park-Casino and the Crystal Park Casino is governed by the Gambling Control Act (the “GCA”) and is subject to the oversight of the California Attorney General and the California Gambling Control Commission. Under the GCA, a California card club casino may only offer certain forms of card games, including Poker, Pai Gow, and California Blackjack. A card club casino may not offer many of the card games and other games of chance permitted in Nevada and other jurisdictions where we conduct business. Although the California Attorney General takes the position that, under the GCA, only individuals, partnerships or privately-held companies (as opposed to publicly-traded companies such us) are eligible to operate card club casinos, the enactment of California Senate Bill 100 (“SB-100”) in 1995, and the subsequent enactment of Senate Bill-8 permit a publicly-owned racing association to own and operate a card club casino if it also owns and operates a race track on the same premises.

In September 1995, the Attorney General granted us a provisional registration under SB-100 to operate the Hollywood Park-Casino, which provisional registration was renewed effective January 1, 1999. Pursuant to the GCA, on September 10, 1999, in connection with the sale of the Hollywood Park Race Track (see Note 11 to the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K/A (amendment no. 2) for the year ended December 31, 2001, which we incorporate be reference in this prospectus), we were no longer eligible to operate the Hollywood Park-Casino and therefore entered into a sublease arrangement of the Hollywood Park-Casino with the same third party operator which leases the Crystal Park Casino. In the event the GCA were to be amended to permit publicly-traded companies such as us to operate card clubs, we, and our officers, directors and certain stockholders, would likely have to file the necessary licensing applications with the Attorney General, if we wished to operate the Hollywood Park-Casino or the Crystal Park Casino.

Pursuant to the GCA, the operator of a card club casino, and its officers, directors and certain stockholders are required to be registered by the Attorney General and licensed by the municipality in which it is located. A permanent registration will not be granted until the California Department of Justice completes its review of our applications and the applications of our corporate officers and directors. The Attorney General has broad discretion to deny a gaming registration and may impose reasonably necessary conditions upon the granting of a gaming registration. Grounds for denial include felony convictions, criminal acts, convictions involving dishonesty, illegal gambling activities, and false statements on a gaming application. Such grounds also generally include having a financial interest in a business or organization that engages in gaming activities that are illegal under California law. In addition, the Attorney General possesses broad authority to suspend or revoke a gaming registration on any of the foregoing grounds, as well as for violation of any federal, state or local gambling law, failure to take reasonable steps to prevent dishonest acts or illegal activities on the premises of the card club casino, failure to cooperate with the Attorney General in its oversight of the card club casino and failure to comply with any condition of the registration. The City of Inglewood and the City of Compton have granted the operator of the Hollywood Park-Casino and the Crystal Park Casino all municipal gaming licenses necessary for operation of such facilities, and the operator has received provisional registrations for both locations from the California Department of Justice.

Argentina.    The Provincial Government of Neuquen, Argentina enacted a casino privatization program to issue twelve-year exclusive concession agreements to operate existing casinos. Our two casinos are the only casinos in the province of Neuquen, in west central Argentina, and are located in Neuquen City and San Martin de los Andes. The casinos had previously been operated by the provincial government. The Ministry of Finance of Argentina has adopted a modified regulatory system for casinos, based somewhat on the regulatory system utilized by the State of Nevada, and such regulatory system is being administered by the Provincial Government of Neuquen. We cannot predict what effect the enactment of other laws, regulations or pronouncements relating to casino operations may have on the operations of Casino Magic Argentina.

SELLING STOCKHOLDER

The selling stockholder named below, R. D. Hubbard, or certain of his affiliates, may from time to time offer to sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of the number of shares of our common stock indicated below. Mr. Hubbard is a former director and Chairman of the Board of the Company. Based on a Schedule 13D/A filed by Mr. Hubbard on October 2, 2002, the following table sets forth the number of shares of our common stock that Mr. Hubbard beneficially owns:

	Positions with Pinnacle Entertainment	Shares of Common Stock Beneficially Owned Prior to the Offering				Number of Shares of Common Stock Offered		Shares of Common Stock Beneficially Owned After the Offering
Name of Beneficial Owner		Number		Percent				Number		Percent
R.D. Hubbard	Former director and Chairman of the Board	2,322,699	(a)	8.9	%(b)	2,322,699	(c)	0	(d)	0	%(d)

(a)
Includes 282,000 shares of our common stock which Mr. Hubbard has the right to acquire upon the exercise of options which are exercisable within 60 days of October 2, 2002. These shares also include 249,990 shares of our common stock owned by the R.D. and Joan Dale Hubbard Foundation, a non-profit organization; Mr. Hubbard may be deemed to have beneficial ownership of such shares.

(b)	Assumes exercise of stock options beneficially owned by the selling stockholder into 282,000 shares of our common stock. Based on 25,910,812 shares outstanding as of June 30, 2002.
(c)	This is the maximum number of shares that Mr. Hubbard may offer to sell pursuant to this prospectus and any applicable prospectus supplement.
(d)	Assumes that Mr. Hubbard sells the maximum number of shares pursuant to this prospectus and any applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and the selling stockholder (with respect to common stock) may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. We and/or the selling stockholder have reserved the right to sell the securities directly to investors on our own and/or the selling stockholder’s behalf in those jurisdictions where we and/or the selling stockholder are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf, and/or selling stockholder or dealers acting with it on its behalf, may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We, our agents and underwriters, and/or the selling stockholder and its agents and underwriters, may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We and/or the selling stockholder may, from time to time, authorize dealers, acting as our or its agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

If we and/or the selling stockholder use underwriters to sell securities, we and/or the selling stockholder will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us and the selling stockholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us and/or the selling stockholder to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

Dealers, agents and selling stockholders participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

If so indicated in the prospectus supplement, we and/or the selling stockholder will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us and/or the selling stockholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers and agents may be entitled, under agreements entered into with our company and/or the selling stockholder to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act of 1933, as amended.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate, short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of our business.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of any securities issued hereunder will be passed upon for our company by Irell & Manella LLP, Los Angeles, California.

EXPERTS

The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K/A (amendment no. 2) for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s reportable segments having been restated to include in a footnote segment information for the Company’s properties and operations on a disaggregated basis), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All such expenses, except the Securities and Exchange Commission registration fee, are estimated.

Securities and Exchange Commission registration fee	$46,000
Legal fees and expenses	450,000
Trustee’s and Transfer Agent’s fees and expenses	25,000
Accounting fees and expenses	350,000
Printing and engraving expenses	100,000
Miscellaneous	29,000

Total	$1,000,000

Item 15.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Certificate of Incorporation, as amended, includes a provision that limits a director’s personal liability to the Registrant or its stockholders for monetary damages for breaches of his or her fiduciary duty as a director. Article XII of the Registrant’s Certificate of Incorporation, as amended, provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

As permitted by Section 145 of the DGCL, the Registrant’s Restated bylaws provide that, to the fullest extent permitted by the DGCL, directors, officers and certain other persons who are made, or are threatened to be made, parties to, or are involved in, any action, suit or proceeding will be indemnified by the Registrant with respect thereto.

The Registrant maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the Registrant.

Item 16.    Exhibits and Financial Statements Schedules.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

(a)  (1)  To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to the registration statement:

(i)  To include any prospectus required by Section 10(a)(3) to the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(b)  That, for the purposes of determining any liability under the Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue; and

(d)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(e)  (1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, California, on the 16th day of October, 2002.

PINNACLE ENTERTAINMENT, INC.,

By:	*
Daniel R. Lee Chairman of the Board, and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to Registration Statement has been signed by the following persons on October 16, 2002 in the capacities indicated below.

Signature	Title

* Daniel R. Lee	Chairman of the Board, Chief Executive and Officer (Principal Executive Officer)

* Bruce C. Hinckley	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* James L. Martineau	Director

* Gary G. Miller	Director

* Michael Ornest	Director

* Timothy J. Parrot	Director

* Lynn P. Reitnouer	Director

* Marlin Torguson	Director

* By:	/s/ BRUCE C. HINCKLEY
Bruce C. Hinckley As attorney-in-fact and agent of the undersigned

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 16th day of October, 2002.

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

By:	its Managing Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By:	*
Daniel R. Lee Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.

Signature	Title	Date

PINNACLE ENTERTAINMENT, INC.	Managing Member of BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company	October 16, 2002

* Daniel R. Lee	Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.	October 16, 2002

* By:	/s/ BRUCE C. HINCKLEY
Bruce C. Hinckley As attorney-in-fact and agent of the undersigned

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 16th day of October, 2002.

BILOXI CASINO CORP., a Mississippi corporation

By:	*
Daniel R. Lee Sole Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.

Signature	Title	Date

* Daniel R. Lee	Sole Director, President and Chief Executive Officer (Principal Executive Officer)	October 16, 2002

* Bruce C. Hinckley	Chief Executive Officer and Treasurer (Principal Financial and Accounting Officer)	October 16, 2002

* By:	/s/ BRUCE C. HINCKLEY
Bruce C. Hinckley As attorney-in-fact and agent of the undersigned

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 16th day of October, 2002.

BOOMTOWN, INC., a Delaware Corporation

By:	*
Daniel R. Lee Sole Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.

Signature	Title	Date

* Daniel R. Lee	Sole Director, President and Chief Executive Officer (Principal Executive Officer)	October 16, 2002

* Bruce C. Hinckley	Chief Financial Officer (Principal Financial and Accounting Officer)	October 16, 2002

* By:	/s/ BRUCE C. HINCKLEY
Bruce C. Hinckley As attorney-in-fact and agent of the undersigned

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 16th day of October, 2002.

BOOMTOWN HOTEL & CASINO, INC., a Nevada corporation

By:	*
Daniel R. Lee Sole Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.

Signature	Title	Date

* Daniel R. Lee	Sole Director, President and Chief Executive Officer (Principal Executive Officer)	October 16, 2002

* Bruce C. Hinckley	Treasurer (Principal Financial and Accounting Officer)	October 16, 2002

* By:	/s/ BRUCE C. HINCKLEY
Bruce C. Hinckley As attorney-in-fact and agent of the undersigned

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 16th day of October, 2002.

CASINO MAGIC CORP., a Minnesota corporation

By:	*
Daniel R. Lee Sole Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.

Signature	Title	Date

* Daniel R. Lee	Sole Director, President and Chief Executive Officer (Principal Executive Officer)	October 16, 2002

* Bruce C. Hinckley	Treasurer (Principal Financial and Accounting Officer)	October 16, 2002

* By:	/s/ BRUCE C. HINCKLEY
Bruce C. Hinckley As attorney-in-fact and agent of the undersigned

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 16th day of October, 2002.

CASINO ONE CORPORATION, a Mississippi corporation

By:	*
Daniel R. Lee Sole Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.

Signature	Title	Date

* Daniel R. Lee	Sole Director, President and Chief Executive Officer (Principal Executive Officer)	October 16, 2002

* Bruce C. Hinckley	Treasurer (Principal Financial and Accounting Officer)	October 16, 2002

* By:	/s/ BRUCE C. HINCKLEY
Bruce C. Hinckley As attorney-in-fact and agent of the undersigned

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 16th day of October, 2002.

CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC, a California limited liability company

By:	its Manager/Member

HP/COMPTON, INC., a California corporation

By:	*
Daniel R. Lee Sole Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.

Signature	Title	Date

HP/COMPTON, INC.	Manager of CRYSTAL PARK HOTEL & CASINO DEVELOPMENT COMPANY, LLC	October 16, 2002

* Daniel R. Lee	Sole Director, President and Chief Executive Officer of HP/COMPTON, INC.	October 16, 2002

* By:	/s/ BRUCE C. HINCKLEY
Bruce C. Hinckley As attorney-in-fact and agent of the undersigned

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 16th day of October, 2002.

HP/COMPTON, INC., a California corporation

By:	*
Daniel R. Lee Sole Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.

Signature	Title	Date

* Daniel R. Lee	Sole Director, President and Chief Executive Officer (Principal Executive Officer)	October 16, 2002

* Bruce C. Hinckley	Chief Financial Officer (Principal Financial and Accounting Officer)	October 16, 2002

* By:	/s/ BRUCE C. HINCKLEY
Bruce C. Hinckley As attorney-in-fact and agent of the undersigned

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 16th day of October, 2002.

LOUISIANA-I GAMING, A LOUISIANA PARTNERSHIP IN COMMENDAM

By:	its General Partner

LOUISIANA GAMING ENTERPRISES, INC., a Louisiana corporation

By:	*
Daniel R. Lee Sole Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.

Signature	Title	Date

LOUISIANA GAMING ENTERPRISES, INC.	General Partner of LOUISIANA-I GAMING, a Louisiana Partnership in Commendam	October 16, 2002

* Daniel R. Lee	Sole Director, President and Chief Executive Officer of LOUISIANA GAMING ENTERPRISES, INC.	October 16, 2002

* By:	/s/ BRUCE C. HINCKLEY
Bruce C. Hinckley As attorney-in-fact and agent of the undersigned

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 16th day of October, 2002.

LOUISIANA GAMING ENTERPRISES, INC., a Louisiana corporation

By:	*
Daniel R. Lee Sole Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.

Signature	Title	Date

* Daniel R. Lee	Sole Director, President and Chief Executive Officer (Principal Executive Officer)	October 16, 2002

* Bruce C. Hinckley	Treasurer (Principal Financial and Accounting Officer)	October 16, 2002

* By:	/s/ BRUCE C. HINCKLEY
Bruce C. Hinckley As attorney-in-fact and agent of the undersigned

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 16th day of October, 2002.

OGLE HAUS, LLC an Indiana limited liability company

By:	its Managing Member
BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

By:	its Managing Member
PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By:	*
Daniel R. Lee Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.

Signature	Title	Date

BELTERRA RESORT INDIANA, LLC	Managing Member of OGLE HAUS, LLC, an Indiana limited liability company	October 16, 2002

PINNACLE ENTERTAINMENT, INC.	Managing Member of BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company	October 16, 2002

* Daniel R. Lee	Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.	October 16, 2002

* By:	/s/ BRUCE C. HINCKLEY
Bruce C. Hinckley As attorney-in-fact and agent of the undersigned

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 16th day of October, 2002.

PNK (BOSSIER CITY), INC., a Louisiana corporation

By:	*
Daniel R. Lee Sole Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.

Signature	Title	Date

* Daniel R. Lee	Sole Director, President and Chief Executive Officer (Principal Executive Officer)	October 16, 2002

* Bruce C. Hinckley	Treasurer (Principal Financial and Accounting Officer)	October 16, 2002

* By:	/s/ BRUCE C. HINCKLEY
Bruce C. Hinckley As attorney-in-fact and agent of the undersigned

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 16th day of October, 2002.

PNK (LAKE CHARLES), LLC an Louisiana limited liability company

By:	PINNACLE ENTERTAINMENT, INC. a Delaware Corporation

By:	*
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.

Signature	Title	Date

PINNACLE ENTERTAINMENT, INC.	Managing Member of PNK (Lake Charles), LLC, a Louisiana limited liability company	October 16, 2002

* Daniel R. Lee	Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.	October 16, 2002

* By:	/s/ BRUCE C. HINCKLEY
Bruce C. Hinckley As attorney-in-fact and agent of the undersigned

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 16th day of October, 2002.

PNK DEVELOPMENT 1, INC., a Delaware corporation

By:	*
Daniel R. Lee Sole Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.

Signature	Title	Date

* Daniel R. Lee	Sole Director and Chief Executive Officer (Principal Executive Officer)	October 16, 2002

* Bruce C. Hinckley	Treasurer (Principal Financial and Accounting Officer)	October 16, 2002

* By:	/s/ BRUCE C. HINCKLEY
Bruce C. Hinckley As attorney-in-fact and agent of the undersigned

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 16th day of October, 2002.

PNK DEVELOPMENT 2, INC., a Delaware corporation

By:	*
Daniel R. Lee Sole Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.

Signature	Title	Date

* Daniel R. Lee	Sole Director and Chief Executive Officer (Principal Executive Officer)	October 16, 2002

* Bruce C. Hinckley	Treasurer (Principal Financial and Accounting Officer)	October 16, 2002

* By:	/s/ BRUCE C. HINCKLEY
Bruce C. Hinckley As attorney-in-fact and agent of the undersigned

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 16th day of October, 2002.

PNK DEVELOPMENT 3, INC., a Delaware corporation

By:	*
Daniel R. Lee Sole Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.

Signature	Title	Date

* Daniel R. Lee	Sole Director, President and Chief Executive Officer (Principal Executive Officer)	October 16, 2002

* Bruce C. Hinckley	Treasurer (Principal Financial and Accounting Officer)	October 16, 2002

* By:	/s/ BRUCE C. HINCKLEY
Bruce C. Hinckley As attorney-in-fact and agent of the undersigned

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 16th day of October, 2002.

ST. LOUIS CASINO CORP. A Missouri Corporation

By:	*
Daniel R. Lee Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.

Signature	Title	Date

* Daniel R. Lee	President, Chairman of the Board and Chief Executive Officer	October 16, 2002

* Bruce C. Hinckley	Chief Financial Officer (Principal Financial and Accounting Officer)	October 16, 2002

By: /s/ BRUCE C. HINCKLEY Bruce C. Hinckley As attorney-in-fact and agent of the undersigned.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.

4.1
Restated Certificate of Incorporation of Pinnacle Entertainment, Inc. is hereby incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2002.

4.2	Restated Bylaws of Hollywood Park, Inc. are hereby incorporated by reference to Exhibit 3.2 to the Company’s Amendment No. 1 to Form S-4 Registration Statement dated March 26, 1999.

4.3	Intentionally omitted.

4.4	Articles of Incorporation of HP/Compton, Inc., are hereby incorporated by reference to Exhibit 3.9 to the Company’s Amendment No. 1 to Form S-4 Registration dated October 30, 1997.

4.5	Restated Bylaws of HP/Compton, Inc. are hereby incorporated by reference to Exhibit 3.10 to the Company’s Amendment No. 1 to Form S-4 Registration Statement dated October 30, 1997.

4.6
Articles of Organization of Crystal Park Hotel and Casino Development Company, LLC, are hereby incorporated by reference to Exhibit 3.11 to the Company’s Amendment No. 1 to Form S-4 Registration Statement dated October 30, 1997.

4.7
Operating Agreement of Crystal Park Hotel and Casino Development Company, LLC, are hereby incorporated by reference to Exhibit 3.12 to the Company’s Amendment No. 1 to Form S-4 Registration Statement dated October 30, 1997.

4.8
Amended and Restated Certificate of Incorporation of Boomtown, Inc. is hereby incorporated by reference to Exhibit 3.17 to the Company’s Amendment No. 1 to Form S-4 Registration Statement dated October 30, 1997.

4.9	Restated Bylaws of Boomtown, Inc. are hereby incorporated by reference to Exhibit 3.18 to the Company’s Amendment No. 1 to Form S-4 Registration Statement dated October 30, 1997.

4.10
Certificate of Amended and Restated Articles of Incorporation of Boomtown Hotel & Casino, Inc., are hereby incorporated by reference to Exhibit 3.19 to the Company’s Amendment No. 1 to Form S-4 Registration Statement dated October 30, 1997.

4.11
Revised and Restated Restated Bylaws of Boomtown Hotel & Casino, Inc. are hereby incorporated by reference to Exhibit 3.20 to the Company’s Amendment No. 1 to Form S-4 Registration Statement dated October 30, 1997.

4.12
Articles of Incorporation of Louisiana Gaming Enterprises, Inc. are hereby incorporated by reference to Exhibit 3.25 to the Company’s Amendment No. 1 to Form S-4 Registration Statement dated October 30,1997.

4.13
Second Amended and Restated Partnership Agreement of Louisiana-I Gaming, a Louisiana Partnership in Commendam, is hereby incorporated by reference to Exhibit 3.26 to the Company’s Amendment No. 1 to Form S-4 Registration Statement dated March 26, 1999.

4.14	Articles of Incorporation of Casino Magic Corp. are hereby incorporated by reference to Exhibit 3.29 to the Company’s Amendment No. 1 to Form S-4 Registration Statement dated March 26, 1999.

4.15	Amended Restated Bylaws of Casino Magic Corp. are hereby incorporated by reference to Exhibit 3.30 to the Company’s Amendment No. 1 to Form S-4 Registration Statement dated March 26, 1999.

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Exhibit Number	Description of Exhibit

4.16	Articles of Incorporation of Biloxi Casino Corp. are hereby incorporated by reference to Exhibit 3.33 to the Company’s Amendment No. 1 to Form S-4 Registration Statement dated March 26, 1999.

4.17	Restated Bylaws of Biloxi Casino Corp. are hereby incorporated by reference to Exhibit 3.34 to the Company’s Amendment No. 1 to Form S-4 Registration Statement dated March 26, 1999.

4.18	Articles of Incorporation of Casino One Corporation are hereby incorporated by reference to Exhibit 3.37 to the Company’s Amendment No. 1 to Form S-4 Registration Statement dated March 26, 1999.

4.19	Restated Bylaws of Casino One Corporation are hereby incorporated by reference to Exhibit 3.38 to the Company’s Amendment No. 1 to Form S-4 Registration Statement dated March 26, 1999.

4.20
Articles of Organization of Indiana Ventures, LLC (subsequently renamed Belterra Resort Indiana, LLC) are hereby incorporated by reference to Exhibit 3.45 to the Company’s Amendment No. 1 to Form S-4 Registration Statement dated March 26, 1999.

4.21
Operating Agreement of Indiana Ventures, LLC (subsequently renamed Belterra Resort Indiana, LLC) is hereby incorporated by reference to Exhibit 3.46 to the Company’s Amendment No. 1 to Form S-4 Registration Statement dated March 26, 1999.

4.22
Articles of Incorporation of PNK (Bossier City), Inc. (formerly Casino Magic of Louisiana) are hereby incorporated by reference to Exhibit 3.44 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

4.23
Restated Bylaws of PNK (Bossier City), Inc. (formerly Casino Magic of Louisiana) are hereby incorporated by reference to Exhibit 3.45 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

4.24**	Articles of Organization of PNK (Lake Charles), LLC.

4.25**	Operating Agreement of PNK (Lake Charles), LLC.

4.26**	Certificate of Incorporation of PNK Development 1, Inc.

4.27**	Bylaws of PNK Development 1, Inc.

4.28**	Certificate of Incorporation of PNK Development 2, Inc.

4.29**	Bylaws of PNK Development 2, Inc.

4.30**	Certificate of Incorporation of PNK Development 3, Inc.

4.31**	Bylaws of PNK Development 3, Inc.

4.32**	Form of Indenture.

4.33*	Form of Common Stock Warrant Agreement.

4.34*	Form of Warrant Certificate for Common Stock.

4.35*	Form of Deposit Agreement.

4.36*	Resolutions Establishing Terms of Preferred Stock.

4.37**	Amended and Restated Articles of Organization of Ogle Haus, LLC.

4.38**	Operating Agreement of Ogle Haus, LLC (f/k/a OHIRC, LLC).

4.39**	Articles of Incorporation of St. Louis Casino Corp.

4.40**	By-Laws of St. Louis Casino Corp.

5.1***	Opinion of Irell & Manella LLP.

8.1*	Opinion of Company Counsel Regarding Tax Matters.

12.1***	Computation of Ratios.

E-2

Exhibit Number	Description of Exhibit

23.1***	Consent of Deloitte & Touche LLP.

23.2***	Consent of Irell & Manella LLP (included as Exhibit 5.1).

24.1**	Powers of Attorney (included in signature pages of the original filing of this Registration Statement on June 13, 2002 and the amendment filed on August 5, 2002).

25.1*	Form T-1 Statement of Eligibility of the Indenture Trustee.

*	To be filed by post-effective amendment to the Registration Statement or incorporated by reference in the event of an offering of the specified securities.
**	Previously filed.
***	Filed herewith.

E-3